Exhibit 10.1 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. ASSET PURCHASE AND SALE AGREEMENT BETWEEN VAALCO ENERGY CANADA, INC. (As Vendor) - AND - PETRUS RESOURCES CORP. (As Purchaser) - AND - PETRUS RESOURCES LTD. (solely for the purposes of Section 9.7) Dated as of February 4, 2026

TABLE OF CONTENTS Page No. Article 1 INTERPRETATION ................................................................................................... - 1 - 1.1 Definitions........................................................................................................... - 1 - 1.2 Schedules .......................................................................................................... - 17 - 1.3 Headings ........................................................................................................... - 18 - 1.4 Interpretation Not Affected by Headings .......................................................... - 18 - 1.5 Words Importing Number or Gender ................................................................ - 18 - 1.6 Use of Derivative Terms ................................................................................... - 18 - 1.7 Use of Industry Terms ...................................................................................... - 18 - 1.8 Use of "Including" ............................................................................................ - 18 - 1.9 Meaning of "Gross Negligence" and "Wilful Misconduct" .............................. - 18 - 1.10 Statutory References ......................................................................................... - 19 - 1.11 Contractual References ..................................................................................... - 19 - 1.12 Monetary References ........................................................................................ - 19 - 1.13 References to Time ........................................................................................... - 19 - 1.14 Date for Payments or Other Actions ................................................................. - 19 - 1.15 Calculation of Time Periods ............................................................................. - 19 - 1.16 Knowledge ........................................................................................................ - 19 - Article 2 PURCHASE AND SALE AND CLOSING .............................................................. - 20 - 2.1 Purchase and Sale of Assets .............................................................................. - 20 - 2.2 Action by Vendor and Purchaser ...................................................................... - 20 - 2.3 Purchase Price ................................................................................................... - 20 - 2.4 GST and Other Sales Taxes .............................................................................. - 21 - 2.5 [*****] .............................................................................................................. - 22 - 2.6 Adjustments ...................................................................................................... - 22 - 2.7 Whitemap Area ................................................................................................. - 27 - 2.8 Abandonment and Reclamation Obligations .................................................... - 27 - Article 3 Conditions of Closing ................................................................................................ - 28 - 3.1 Purchaser's Conditions ...................................................................................... - 28 - 3.2 Vendor's Conditions .......................................................................................... - 29 - 3.3 Efforts to Fulfil Conditions Precedent .............................................................. - 31 - Article 4 CLOSING DELIVERIES .......................................................................................... - 31 - 4.1 Deliveries by Vendor at Closing ....................................................................... - 31 - 4.2 Deliveries by Purchaser at Closing ................................................................... - 32 - 4.3 Specific Conveyances ....................................................................................... - 32 - 4.4 [*****] .............................................................................................................. - 36 - 4.5 Transfer of Pipeline Licenses ............................................................................ - 36 - 4.6 Emission Offset Credits .................................................................................... - 37 - 4.7 [*****] .............................................................................................................. - 37 - Article 5 REPRESENTATIONS AND WARRANTIES ......................................................... - 37 - 5.1 Representations and Warranties of Vendor ...................................................... - 37 - 5.2 Limitation Regarding Vendor's Representations and Warranties ..................... - 43 - 5.3 Representations and Warranties of Purchaser ................................................... - 44 -

Article 6 INDEMNIFICATION ............................................................................................... - 46 - 6.1 Survival ............................................................................................................. - 46 - 6.2 Indemnification by Vendor ............................................................................... - 47 - 6.3 Temporal Limitations on Claims ...................................................................... - 47 - 6.4 Monetary Limitations on Indemnification ........................................................ - 47 - 6.5 Other Limitations on Indemnification .............................................................. - 48 - 6.6 Indemnification by Purchaser ........................................................................... - 48 - 6.7 Temporal Limitations on Claims ...................................................................... - 49 - 6.8 Future Obligations ............................................................................................ - 49 - 6.9 Purchaser's Environmental Indemnity .............................................................. - 49 - 6.10 Reductions and Subrogation ............................................................................. - 50 - 6.11 Tax Status and Purpose of Indemnification Payments ..................................... - 50 - 6.12 Exclusive Remedy ............................................................................................ - 51 - 6.13 Trustee and Agent ............................................................................................. - 51 - 6.14 One Recovery.................................................................................................... - 51 - 6.15 Duty to Mitigate ................................................................................................ - 52 - 6.16 Consequential Losses ........................................................................................ - 52 - 6.17 Indemnification Procedures for Third Party Claims ......................................... - 52 - 6.18 Direct Claims .................................................................................................... - 53 - Article 7 [*****] ....................................................................................................................... - 54 - Article 8 Pre-closing matters .................................................................................................... - 55 - 8.1 Maintenance of Assets ...................................................................................... - 55 - 8.2 Interim Period Notices ...................................................................................... - 56 - 8.3 Purchaser Indemnity ......................................................................................... - 56 - 8.4 Rights of First Refusal ...................................................................................... - 57 - Article 9 POST-CLOSING MATTERS ................................................................................... - 57 - 9.1 Post-Closing Matters ......................................................................................... - 57 - 9.2 Lease Rental Payments and Other Transitional Services ................................. - 59 - 9.3 Delivery of Title and Operating Documents and Miscellaneous Interests ....... - 61 - 9.4 Access to Books and Records ........................................................................... - 62 - 9.5 Removal of Vendor's Marks ............................................................................. - 62 - 9.6 Limitation of Liability for Post-Closing Operations ......................................... - 62 - 9.7 Purchaser Guarantor .......................................................................................... - 63 - 9.8 Office Lease and Other Agreements ................................................................. - 64 - Article 10 DUE DILIGENCE REVIEW .................................................................................. - 64 - 10.1 Due Diligence ................................................................................................... - 64 - Article 11 GENERAL ............................................................................................................... - 65 - 11.1 Disclosure Letter ............................................................................................... - 65 - 11.2 Further Assurances............................................................................................ - 65 - 11.3 Entire Agreement .............................................................................................. - 65 - 11.4 Governing Law ................................................................................................. - 66 - 11.5 Dispute Resolution ............................................................................................ - 66 -

11.6 Assignment; Enurement .................................................................................... - 66 - 11.7 Time of Essence ................................................................................................ - 66 - 11.8 Expenses ........................................................................................................... - 66 - 11.9 Notices .............................................................................................................. - 66 - 11.10 Invalidity of Provisions ..................................................................................... - 68 - 11.11 Waiver - 68 - 11.12 Survival; No Merger ......................................................................................... - 68 - 11.13 Amendment ....................................................................................................... - 68 - 11.14 Public Announcements ..................................................................................... - 68 - 11.15 No Liability of Debt Financing Source ............................................................. - 69 - 11.16 Counterpart Execution ...................................................................................... - 70 - Schedules: Schedule A Part 1 – Lands, Petroleum and Natural Gas Rights Part 2 – Wells, Facilities and Pipelines Part 3 – Motor Vehicles Schedule B Excluded Assets Schedule C Whitemap Area Schedule D Arbitration Procedures Schedule E Form of General Conveyance Schedule F Form of Officer's Certificate Schedule G Form of Contract Operating Agreement Schedule H Other Agreements

ASSET PURCHASE AND SALE AGREEMENT THIS AGREEMENT made as of February 4, 2026. BETWEEN: VAALCO ENERGY CANADA, INC., a body corporate amalgamated pursuant to the laws of the Province of Alberta and having an office in the City of Calgary, Alberta ("Vendor") - and - PETRUS RESOURCES CORP., a body corporate incorporated pursuant to the laws of the Province of Alberta and having an office in the City of Calgary, Alberta ("Purchaser") - and - PETRUS RESOURCES LTD., a body corporate incorporated pursuant to the laws of the Province of Alberta and having an office in the City of Calgary, Alberta ("Purchaser Guarantor") WHEREAS Vendor wishes to sell the Assets to Purchaser, and Purchaser wishes to purchase the Assets from Vendor, subject to and in accordance with the terms and conditions of this Agreement; AND WHEREAS Purchaser Guarantor has agreed to become a party to this Agreement solely for the purposes of Section 9.7. NOW THEREFORE the Parties agree as follows: ARTICLE 1 INTERPRETATION 1.1 Definitions In this Agreement, unless the context otherwise requires: (a) "Abandonment and Reclamation Obligations" means all past, present and future Losses and Liabilities and other duties and obligations, whether arising under contract, Applicable Law or otherwise, relating to: (i) the plugging and abandonment of the Wells and restoration and reclamation of the surface sites thereof and any other lands now or previously used to gain access thereto; (ii) the closure, decommissioning, dismantling and removal of the Tangibles, including any structures, buildings, pipelines, facilities, equipment and other tangible depreciable property and assets, together with the restoration and reclamation of the Lands or any lands pooled or unitized therewith, on

- 2 - or in which any of the foregoing are or were located and any other lands used to gain access thereto; and (iii) the restoration, remediation or reclamation of the surface or subsurface of any lands other than those lands described in paragraphs (i) and (ii) and relating to, or used or previously used to gain access to, the Assets or assets or property previously owned by Vendor or any predecessor in interest on, within or under any of the Lands (to the extent Vendor or any predecessor in interest maintains any liability for restoring, remediating and reclaiming such lands), including the lands to which the Surface Rights relate; all in compliance with generally accepted oil and gas industry practices and in compliance with Applicable Law and all applicable Title and Operating Documents, if applicable, including such obligations relating to wells, pipelines, facilities, assets or other property previously owned by Vendor or any predecessor in interest of Vendor within or on the Lands (to the extent Vendor or any predecessor in interest maintains any remaining or ongoing liability for restoring, remediating and reclaiming the surface and/or subsurface of any such lands) and that were or should have been abandoned, removed or decommissioned prior to the Effective Time. (b) "Accounting Firm" means a nationally or internationally recognized firm of chartered accountants as may be selected by the Parties. (c) "AER" means the Alberta Energy Regulator, or any successor thereto having jurisdiction over the Assets or certain of them and the operation thereof. (d) "AFEs" means authorities for expenditure, cash calls, operations notices, amounts budgeted pursuant to joint operating agreements, unit agreements, mail ballots and similar notices and calls for funds. (e) "Affiliate" means any Person which controls or is controlled by a Party or which controls or is controlled by a Person which controls such Party; "control" meaning the power to direct or cause the direction of the management and policies of the Party or the other Person, as the case may be, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by virtue of being the Party's trustee, owning shares or other equity interests, or holding voting rights, contractual rights, trust instruments, partnership interests or any other such interests. For certainty, a partnership which is a Party and which is comprised of corporations which are Affiliates shall be deemed to be an Affiliate of each such corporation and its other Affiliates. (f) "Agreement" means this Asset Purchase and Sale Agreement, including the attached Schedules. (g) "Applicable Law" means, in relation to any Person, property or circumstance, all laws and statutes, including regulations, rules, by-laws, ordinances and other statutory instruments enacted thereunder; all judgments, decrees, rulings and orders of courts, tribunals, commissions and other similar bodies of competent

- 3 - jurisdiction; all orders, rules, directives, policies and guidelines having force of law issued by any Governmental Authority; requirements of any stock exchange; and all terms and conditions of any Permits; that are in effect as of the relevant time and are applicable to such Person, property or circumstance. (h) "Assets" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests, but specifically excluding the Excluded Assets. (i) "Business Day" means any day, other than a Saturday or Sunday, on which commercial banks located in Calgary, Alberta and Houston, Texas are open for banking business during normal banking hours. (j) "Claim" means any claim, demand, lawsuit, action, proceeding, notice of non- compliance or violation, order or direction, assessment for Taxes or other amounts owed, action or cause or right of action, arbitration or governmental proceeding or investigation. (k) "Closing" has the meaning ascribed to that term in Section 2.2. (l) "Closing Date" has the meaning ascribed to that term in Section 2.2. (m) "Closing Payment" has the meaning ascribed to that term in Section 2.3(b). (n) "Closing Statement" has the meaning ascribed to that term in Section 2.6(d). (o) "Closing Time" has the meaning ascribed to that term in Section 2.2. (p) "Confidentiality Agreement"[*****]. (q) "Consequential Losses" means any consequential, incidental, punitive, aggravated, special, exemplary or indirect damages, cost or deferred profits or revenues, loss of business opportunity, losses based on loss of use or other business interruption losses and damages and any damages calculated by reference to any Purchase Price methodology. (r) [*****] (s) "Contract Operating Agreement" means a contract operating agreement to be entered into by Vendor and Purchaser at Closing. (t) "Data Room" means collectively: (i) the Firmex virtual data rooms established by or on behalf of Vendor entitled [*****], as they existed on February 3, 2026, as evidenced on the USB(s) delivered by Vendor to Purchaser on or before the Closing Date (which shall reflect the contents of the virtual data room as of the aforementioned time and date); (ii) the contents of any physical data room or other physical files including any contract, well or mineral files made available to Purchaser (including Purchaser Related Persons or advisors); and (iii) the contents of various correspondence in writing including emails between Vendor (including Vendor's Related Persons or advisors) and Purchaser (including Purchaser's Related Persons or advisors).

- 4 - (u) "Debt Financing Source" means any lender engaged in connection with financing activities undertaken by Purchaser in respect of the transactions contemplated by this Agreement, and any such lender's Affiliates. (v) "Direct Claim" has the meaning ascribed to that term in Section 6.18. (w) [*****] (x) "Disclosure Documents" has the meaning ascribed to that term in Section 11.14. (y) "Disclosure Letter" means the disclosure letter delivered by the Vendor to the Purchaser prior to the execution of this Agreement. (z) "Effective Time" means 12:01 a.m. on February 1, 2026. (aa) "Emission Offset Credits" means emission offsets, performance credits, or other similar statutory or regulatory instruments accrued or that may exist in the future accruing to the benefit of Vendor, or that Vendor has or would have had the right to obtain, claim, create, verify, monetize or serialize prior to the Effective Time, whether or not they have been obtained, claimed, created, verified, monetized or serialized or otherwise realized by Vendor, arising from Vendor's interest in, ownership of, or operation of the Assets prior to the Effective Time. (bb) [*****]. (cc) "Employees" means individuals employed by Vendor including any and all individuals on leave of absence, including maternity leave, disability leave or workers compensation leave. (dd) "Encumbrance" means a Security Interest, an option to purchase, a farm-out agreement under which earning has not occurred, a royalty, a net profits interest, a carried working interest, a right to convert a royalty to a working interest on payout of a well, a penalty or forfeiture arising as a result of non-participation in a drilling or other operation and any other adverse claim or encumbrance, whether similar or dissimilar to the foregoing. (ee) "End Date" has the meaning ascribed to that term in Section 9.2(f). (ff) "Environment" means the components of the earth and includes ambient air, land, surface and subsurface strata, groundwater, lake, river or other surface water, all layers of the atmosphere, all organic and inorganic matter and living organisms, and the interacting natural systems that include such components. (gg) "Environmental Liabilities" means all past, present and future Losses and Liabilities, Claims and other duties and obligations, whether arising under contract, Applicable Law or otherwise, arising from, relating to or associated with the Environment and that relate to, are caused by or arise by virtue of the Assets, or property previously owned by Vendor or its predecessors in interest in the Lands, or the ownership thereof or any past, present or future operations and activities

- 5 - conducted in connection with the Assets, or assets or property previously owned by Vendor or its predecessors in interest in the Lands or on or in respect of the Lands or any lands pooled or unitized therewith, including Losses and Liabilities, Claims and other duties and obligations relating to: (i) Abandonment and Reclamation Obligations; (ii) any damage, pollution, contamination or other adverse situations pertaining to the Environment howsoever and by whomsoever caused, including compensation of Third Parties for Losses and Liabilities suffered by them in respect thereof and regardless of whether such damage, pollution, contamination or other adverse situations occur or arise in whole or in part prior to, at or subsequent to the date of this Agreement; (iii) the presence, storage, use, holding, collection, accumulation, assessment, generation, manufacture, processing, treatment, stabilization, disposition, handling, transportation, release, emission, discharge, clean up, investigation and reporting of Petroleum Substances, oilfield wastes, water, hazardous substances, environmental contaminants and all other substances and materials regulated under any Applicable Law, including any forms of energy, or any corrosion to or deterioration of any structures or other property; (iv) compliance with or the consequences of any non-compliance with, or violation or breach of, any Applicable Law pertaining to the Environment or to the protection of the Environment; (v) any seismic programs conducted on or in respect of the Lands, or any lands pooled or unitized therewith; (vi) sampling, monitoring or assessing the Environment or any potential impacts thereon from any past, present or future activities or operations; or (vii) the protection, reclamation, remediation or restoration of the Environment, including related human health and safety. (hh) "ETA" mean the Excise Tax Act (Canada). (ii) "Excluded Assets" means: (i) Vendor's Marks; (ii) Vendor's records pertaining to Taxes and other financial records; (iii) any property or right which is owned or licensed by Third Parties; (iv) Vendor's proprietary technology; (v) Vendor's proprietary pricing or Vendor's interpretations, forecasts or evaluations, including economic and pricing forecasts or evaluations;

- 6 - (vi) custom applications or any integrations; (vii) [*****]; (viii) [*****]; (ix) unless otherwise directed by Vendor and adjusted for pursuant to Section 2.5(a), deposits, prepaid amounts and other security and financial assurances provided by Vendor to Governmental Authorities or other Third Parties in respect of the Assets, the operation thereof, Petroleum Substances produced therefrom or allocated thereto or services provided in connection therewith including any security related to Permits, including well, facility and Pipeline Licenses; (x) Petroleum Substances produced from the Lands or any lands pooled or unitized therewith beyond the wellhead at the Effective Time, including Petroleum Substances in the course of production or transportation or in tanks or storage (and includes linefill, inventory in tanks and tank bottoms) do not comprise part of the Assets, provided that sludge at the bottom of any storage tanks will be included in the Assets (and not excluded under this Section); (xi) legal opinions and all other documents prepared by or on behalf of Vendor in contemplation of acquisition or litigation and any other documents within the possession of Vendor which are subject to solicitor-client privilege under the laws of the Province of Alberta or any other jurisdiction, except with respect to those matters, if any, in respect of which Purchaser is assuming responsibility for and indemnifying Vendor; (xii) Vendor's records, policies, manuals and other proprietary, confidential business or technical information to the extent not used in the operation of the Assets; (xiii) the Office Lease, any agreements related to renting office equipment or parking (collectively, the "Office Agreements") any office supplies, equipment or furniture located in the premises subject to the Office Lease; (xiv) Vendor's supply and procurement agreements, other than the Other Agreements; (xv) personal computer equipment (PCs or laptops), telecommunications devices, mobile phones or other electronic devices; (xvi) any book and records or accounting or other financial information, whether digital or physical, not directly related to the Assets or operations thereof or pertaining to or containing information related to the assets or operations of Vendor's Affiliates; (xvii) [*****]

- 7 - (xviii) any agreements related to insurance coverage; and (xix) those contracts and that other property described in Schedule B. (jj) "Final Statement of Adjustments" has the meaning ascribed to that term in Section 2.6(e). (kk) "Fraud" means actual fraud by a Party (as determined pursuant to a final, non- appealable order of a court of competent jurisdiction) with regard to the representations and warranties made by such Party in this Agreement (as qualified by the Disclosure Letter), which involves a knowing and intentional misrepresentation by such Party of such representations or a knowing and intentional concealment of facts with respect to such representations, with the intent of inducing any other Party to enter into this Agreement and upon which such other Party has relied to its detriment (as opposed to any fraud claim based on constructive knowledge, recklessness, negligent misrepresentation or a similar theory) under Applicable Law. (ll) "GAAP" means generally accepted accounting principles in the United States from time to time applicable as at the date on which a calculation is made or an action is taken. (mm) "General Conveyance" means an agreement in the form set forth in Schedule E. (nn) "Governmental Authority" means any: (i) federal, provincial, territorial, municipal or other governmental entity or authority of any nature, including any governmental ministry, agency, branch, department or official, and any court, regulatory board or other tribunal; or (ii) individual or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature under Applicable Law; having jurisdiction or power over any Person, property, operation, transaction or other matter or circumstance. (oo) "GST" means the goods and services tax provided for in the ETA and any other Tax imposed or levied by the Government of Canada on or in respect of the sale or supply of goods or services in addition to or replacement for such goods and service tax. (pp) "Guaranteed Obligations" has the meaning ascribed to that term in Section 9.7(a). (qq) [*****] (rr) "Indemnified Party" means a Purchaser Indemnified Party or Vendor Indemnified Party, as the case may be, seeking indemnification under this Agreement.

- 8 - (ss) "Indemnifying Party" has the meaning ascribed to that term in Section 6.17(a). (tt) [*****] (uu) "Lands" means all lands and formations within the Whitemap Area, including the lands identified in Part 1 of Schedule A and, subject to any limitations identified or set forth in Part 1 of Schedule A, including the Petroleum Substances within, upon or under those identified lands, and any lands pooled or unitized therewith. (vv) "Leases" means the leases, licenses, permits, reservations and other documents of title and agreements by virtue of which Vendor is entitled to explore for, extract, recover, remove or dispose of Petroleum Substances within, upon or under the Lands or lands with which the Lands are pooled or unitized including those leases, licenses, permits, reservations and other documents of title and agreements set out in Schedule A, but only to the extent they pertain to the Lands, and includes, if applicable, all renewals and extensions of those documents and all documents issued in substitution therefore. (ww) "License Transfer" means the transfer of all the Permits as required to recognize Purchaser as the licensee in respect of the Assets, including the unconditional acceptance by the AER of the transfer of all licenses pertaining to the Wells, facilities, pipelines and other Tangibles forming part of the Assets. (xx) "Losses and Liabilities" means all losses, costs, expenses, interest, charges, assessments, damages, liabilities, obligations, fines and penalties, including all reasonable costs incurred in investigating, defending or negotiating the settlement or resolution of any Claim or threatened Claim, and specifically including reasonable legal and other professional fees and expenses on a "solicitor and his own client" or comparable basis, regardless of whether the foregoing arise in, under or by virtue of common law, in equity, under Applicable Law, under contract, negligence, strict liability, breach of duty or otherwise. (yy) "Miscellaneous Interests" means, subject to the limitations and exclusions below in this definition, all of Vendor's right, title and interest in and to (a) the Wells including the well bores of the Wells and down-hole casing for the Wells; and (b) all property and rights that pertain directly to the Petroleum and Natural Gas Rights, the Lands, the Wells or the Tangibles (excluding the Petroleum and Natural Gas Rights, Wells or the Tangibles themselves), including: (i) the Title and Operating Documents and all other licenses, permits, approvals, authorizations, contracts and agreements and all rights in relation thereto, including the Transportation, Sale and Handling Agreements; (ii) Surface Rights; (iii) the well bores of the Wells, including down-hole casing for the Wells; (iv) those leased motor vehicles listed in Part 3 of Schedule A;

- 9 - (v) subject to Section 4.6, the Emission Offset Credits; (vi) [*****] (vii) the Other Agreements; (viii) records, files, reports, data, correspondence and other information, including lease, contract, well, production and facilities files and records including Vendor's emergency response plans and ancillary documentation thereto; and (ix) all extensions, renewals, replacements, substitutions or amendments of or to any of the agreements and instruments described in paragraphs (i) and (ii) above; however, the Miscellaneous Interests shall not include the Excluded Assets nor shall they include agreements, documents or data to the extent that they consist of or are related to the Excluded Assets. (zz) "Officer's Certificate" means a certificate given by an officer of Purchaser or Vendor, as applicable, which shall be substantially in the form specified in Schedule F. (aaa) "Office Lease" means the office lease [*****]. (bbb) "Ordinary Course", when used in relation to the taking of any action by any Person, means that the action is consistent with the past practices of such Person, or its business, and is taken in the ordinary course of normal day-to-day operations of such Person, or its business. (ccc) "Other Agreements" means those agreements described in Schedule H. (ddd) "Other Sales Taxes" means all sales, value-added or similar Taxes or other transfer taxes, fees and charges, other than GST, imposed or levied by any Governmental Authority on or in respect of the sale or supply of goods or services. (eee) "Party" means a party to this Agreement, and "Parties" means all of them. (fff) "Party Information" has the meaning ascribed to that term in Section 11.14. (ggg) "Permits" means, all licenses, permits, approvals and authorizations granted or issued by any Governmental Authorities and relating to the construction, installation, ownership, use or operation of the Assets. (hhh) "Permitted Encumbrances" means: (i) liens for Taxes, assessments and governmental charges that are not due and payable or delinquent as of the date of this Agreement or, if arising after the date of this Agreement, the validity of which is being contested in good faith by Vendor;

- 10 - (ii) liens incurred or created in the Ordinary Course of business as security in favour of a Person that is conducting the development or operation of the property to which such liens relate and that are not due and payable or delinquent; (iii) mechanics', builders', materialmen's or other similar liens in respect of services rendered or goods supplied for which payment is not yet due and payable or delinquent; (iv) easements, rights of way, servitudes and other similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables; (v) the right reserved to or vested in any municipality or Governmental Authority by the terms of any lease, license, franchise, grant or permit or by any provision of Applicable Law, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof; (vi) rights of general application reserved to or vested in any Governmental Authority to levy Taxes on Petroleum Substances or any of them or the income therefrom, or to control, limit or regulate production rates or the operation or use of any property; (vii) statutory exceptions to title and the reservations, limitations, provisos and conditions in any original grants from the Crown of any mines and minerals; (viii) provisions for penalties and forfeitures under any of the Title and Operating Documents which will arise if a party thereto were to elect, after the relevant time, not to participate in operations on the Lands or any lands pooled or unitized therewith; (ix) the terms and conditions of the Title and Operating Documents, provided that any Encumbrance created under or pursuant to any Title and Operating Document shall be a Permitted Encumbrance only if it also satisfies another provision of this Section; (x) any Security Interest held by any Third Party over Vendor's interest in the Assets, except to the extent that Purchaser requests and Vendor fails to deliver at or prior to Closing a release and discharge or no interest letter in respect of any such Security Interest in a form satisfactory to Purchaser, acting reasonably and in accordance with Section 4.1(d); (xi) contracts for the purchase, processing, transportation or storage of Petroleum Substances or for the contract operation of any of the Assets that are terminable without penalty on thirty-one (31) days or less notice;

- 11 - (xii) a right of first refusal, pre-emptive right of purchase or similar right whereby a Third Party has the right to acquire or purchase a portion of the Assets pursuant to any of the Title and Operating Documents; (xiii) all Encumbrances, obligations, duties, terms and conditions identified or set forth in a Schedule or specifically consented to or approved in writing by Purchaser prior to the date of this Agreement; and (xiv) in respect of Vendor's interest in the Office Lease and real property subject to the Office Lease, also includes: (A) the terms of the Office Lease; (B) applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements, other agreements, building and other restrictions, easements, servitudes, rights of way and licences which do not in the aggregate materially adversely affect the use or value of the real property subject to the Office Lease; (C) defects or irregularities in title to the real property subject to the Office Lease which are of a minor nature and do not materially adversely affect the use or value of the real property subject to the Office Lease; (D) any conditions, rights, reservations, exceptions, easements, or restrictions relating to real property that are disclosed on any certificate of title or are otherwise of public record maintained by any Governmental Authority; (E) Encumbrances imposed by Applicable Law; and (F) zoning, building, subdivision and other similar requirements and restrictions and all rights of any Governmental Authority to levy Taxes thereon in any manner and to limit, control, or regulate the real property and its use. (iii) "Person" includes any individual, body corporate, partnership (limited or general), trust, trustee, executor or similar official, Governmental Authority or other entity. (jjj) "Personal Information" means information in the possession or under the control of Vendor about an identifiable individual. (kkk) "Petroleum and Natural Gas Rights" means all of Vendor's right, title, estate and interest in and to: (i) rights in, or rights to explore or drill for and to extract, recover, produce, save and market, Petroleum Substances (including Petroleum Substances injected into but not yet produced from the Lands);

- 12 - (ii) rights to a share of production of Petroleum Substances therefrom; (iii) fee simple interests and other estates in Petroleum Substances in situ; (iv) working interests, production payments, carried working interests, royalty and overriding royalty interests, revenue interests, net profit interests, and similar interests in Petroleum Substances or the proceeds of the sale of Petroleum Substances or other encumbrance accruing to Vendor or to payments calculated by reference thereto, including rights to earn an interest in the Lands under a farm-in or other similar arrangements; (v) rights to acquire or earn any of the foregoing in paragraphs (i), (ii), (iii) and (iv); but, in each case, only insofar as the foregoing relate to the Lands or any lands pooled or unitized therewith and only insofar as such rights are granted by the Leases including as set out in Schedule A (and for clarity, (i) and (ii) above include all rights arising from unit allocations). (lll) "Petroleum Substances" means crude oil, petroleum, natural gas, natural gas liquids and other related hydrocarbons and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, except coal but including sulphur and coalbed methane. (mmm)"Pipelines" means Vendor's entire right, title and interest in and to those pipelines, gathering lines and sale lines used in connection with production, gathering, compression, injection, removal operations, transportation operations, or other operations. (nnn) "Pipeline Deficiencies" has the meaning ascribed to that term in Section 4.5(c). (ooo) "Pipeline Licenses" means the AER licenses for the Pipelines, where Vendor is the registered licensee thereunder. (ppp) "Pipeline Records" means those available files, records, reports, assessments and associated with the Pipelines that are in possession of Vendor or to which Vendor has access. (qqq) "Pipeline Rules" means collectively AER Bulletin 2015-34 (Confirmation of Transfer of Pipelines to be added to the License Transfer Application), Pipeline Rules (Alberta) and CSA Z662 (Oil and Gas Pipeline Systems, Alberta), all as may be amended, supplemented, revised or replaced from time to time. (rrr) "Pre-Closing Period" means the period from the date of this Agreement to the Closing Date. (sss) "Prime Rate" means the rate of interest equal to the annual rate of interest announced from time to time by the main Calgary branch of ATB Financial as the

- 13 - reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada. (ttt) "Purchase Price" has the meaning ascribed to that term in Section 2.3(a). (uuu) "Purchaser" has the meaning ascribed to that term in the preamble of this Agreement. (vvv) "Purchaser Guarantor" has the meaning ascribed to that term in the preamble of this Agreement. (www) "Purchaser Indemnified Parties" has the meaning ascribed to that term in Section 6.2. (xxx) "Related Persons" means, in respect to a Party, that Party's Affiliates, together with that Party's and its Affiliates' directors, officers, employees and other personnel and agents. (yyy) [*****] (zzz) "ROFR" means a right of first refusal, right of first offer or other pre-emptive or preferential right of purchase or similar right to acquire the Assets or certain of them that becomes operative by virtue of this Agreement or the completion of the Transaction. (aaaa) "Security Interest" means a pledge, lien, charge, mortgage, assignment by way of security, conditional sale, title retention arrangement or other security interest. (bbbb) "SEDAR+" means the System for Electronic Data Analysis and Retrieval of the Canadian Securities Administrators. (cccc) [*****] (dddd) "Specific Conveyances" means all conveyances, assignments, transfers, novations, trust declarations and other documents or instruments, other than and in addition to the General Conveyance, that are reasonably required or desirable, in accordance with normal oil and gas industry practices, to convey, assign and transfer the Assets to Purchaser and to make Purchaser a party to, and to novate Purchaser into, the Title and Operating Documents in the place and stead of Vendor with respect to the Assets. (eeee) "Securities Law" means all applicable securities laws in each of the provinces and territories of Canada and federal and state securities laws in the United States of America or in respect of and any other jurisdiction applicable to the Parties and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the Securities Regulators. (ffff) "Securities Regulators" means the securities commission or securities regulatory authority in each of the provinces and territories of Canada and the U.S. Securities

- 14 - and Exchange Commission and any other U.S. federal or state governmental authority, agency, commission or self‑regulatory organization (including state securities commissions, FINRA and national securities exchanges) responsible for administering, interpreting or enforcing Securities Laws in the U.S. (gggg) "Surface Rights" means all rights to occupy, cross or otherwise use or enjoy the surface of the Lands and any lands pooled or unitized therewith or any other lands: (i) upon which the Tangibles or Wells are situated, (ii) used in connection with the ownership or operation of the Petroleum and Natural Gas Rights, the Tangibles or the Wells, or (iii) used to gain access to any of the Lands (or any lands pooled or unitized therewith), the Tangibles or the Wells. (hhhh) "Take or Pay Obligations" means obligations to sell or deliver Petroleum Substances or any of them without being entitled in due course to receive and retain full payment for such Petroleum Substances. (iiii) "Tangibles" means all of Vendor's right, title and interest in and to all tangible depreciable property, casing inventory, apparatus, plant, equipment, machinery, field inventory and facilities, used or intended for use in, or otherwise useful in exploiting any Petroleum Substances from or within the Lands (whether the Petroleum and Natural Gas Rights to which such Petroleum Substances are allocated are owned by Vendor or by others or both) and located within, upon or in the vicinity of the Lands (or any lands pooled or unitized therewith), including all gas plants, oil batteries, buildings, production equipment, pipelines, pipeline connections, meters, generators, motors, compressors, treaters, dehydrators, separators, pumps, tanks, boilers, communication equipment and all salvageable equipment pertaining to any Wells listed in Part 2 of Schedule A. (jjjj) "Tax Act" means the Income Tax Act (Canada) R.S.C. 1985, c.1 (5th Supplement) and the regulations thereunder. (kkkk) "Tax Returns" means all returns, reports, declarations, elections, notices, filings, forms, statements, applications (including any documents filed under section 125.7 of the Tax Act), and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Applicable Law in respect of Taxes. (llll) "Taxes" means any taxes, duties, fees, premiums, assessments, imposts, levies and other similar charges of any kind whatsoever imposed by any Governmental Authority and any amounts owing or refunds owing under section 125.7 of the Tax Act, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and

- 15 - registration fees and all employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions. (mmmm) "Third Party" means any Person other than Vendor or Purchaser. (nnnn) "Thirteenth Month Adjustment" means the accounting procedure performed annually by any operator of certain of the Assets for the purpose of redistributing operating expenses, processing fee revenues, royalties and gas cost allowances and other costs, expenses or revenues among the owners or users of those Assets. (oooo) "Threshold" has the meaning ascribed thereto in Section 6.4(a). (pppp) "Title and Operating Documents" means: (i) the Leases; (ii) agreements relating to the acquisition, ownership, operation or exploitation of the Petroleum and Natural Gas Rights, Tangibles or the Wells, including: (A) operating agreements, royalty agreements, farm-out or farm-in agreements, option agreements, participation agreements, pooling agreements, unit agreements, unit operating agreements, sale and purchase agreements and asset exchange agreements; (B) agreements for the sale of Petroleum Substances that are terminable on thirty-one (31) days notice or less without early termination penalty or other cost; (C) agreements pertaining to the Surface Rights; (D) agreements for the construction, ownership and operation of gas plants, gathering systems and other tangible depreciable property and assets; (E) service agreements for the treating, gathering, storage, transportation or processing of Petroleum Substances or other substances, the injection or subsurface disposal of other substances, the use of well bores or the operation of any Tangibles or Wells by a Third Party; (F) surface leases, pipelines easements, road use agreements and other contracts granting the right to use the surface of lands; (G) the Transportation, Sale and Handling Agreements; (iii) the [*****]; (iv) the leases for motor vehicles described in Part 3 of Schedule A;

- 16 - (v) Permits and other approvals, authorizations or licenses required under Applicable Law. (qqqq) "Transaction" means the purchase of the Assets by Purchaser from Vendor on and subject to the terms and conditions, and as more fully described, in this Agreement. (rrrr) [*****] (ssss) "Transportation, Sale and Handling Agreements" means agreements providing for the processing, compression, treatment, gathering, storage, transportation or sale of Petroleum Substances produced from the Lands or lands pooled or unitized therewith or obligations for processing, compression, treatment, gathering, storage, transportation or sale of Petroleum Substances on behalf of Third Parties, but does not include any construction, ownership and operation agreements for similar agreements for the co-ownership of facilities. (tttt) "Unscheduled Assets" has the meaning ascribed to that term in Section 2.7(a). (uuuu) "Vendor" has the meaning ascribed to that term in the preamble of this Agreement. (vvvv) "Vendor Indemnified Parties" has the meaning ascribed to that term in Section 6.6. (wwww) "Vendor's Marks" has the meaning ascribed to that term in Section 9.4. (xxxx) "Wells" means all producing, shut-in, water source, observation, disposal, injection, abandoned, suspended and similar wells located on or within the Lands or any lands pooled or unitized therewith, whether or not completed, including the wells identified or described in Part 2 of Schedule A. (yyyy) "Whitemap Area" means those lands comprising the geographic are outlined in red on the map attached as Schedule C. 1.2 Schedules Appended to this Agreement are the following Schedules: Schedule A: Part 1: Lands, Petroleum and Natural Gas Rights Part 2: Wells, Facilities and Pipelines Part 3: Motor Vehicles Schedule B – Excluded Assets Schedule C – Whitemap Area Schedule D – Arbitration Procedures

- 17 - Schedule E – Form of General Conveyance Schedule F – Form of Officer's Certificate Schedule G – Form of Contract Operating Agreement Schedule H – Other Agreements These Schedules are incorporated into and form part of this Agreement. If any term or condition of such Schedules conflicts or is inconsistent with any term or condition in the main body of this Agreement, the term or condition in the main body of this Agreement shall prevail to the extent of the conflict or inconsistency. 1.3 Headings The use of "Article", "Section", "subclause", "paragraph" and "Schedule", whether or not followed by a number or letter or combination thereof, refers to the applicable article, clause, subclause, paragraph or schedule of or to this Agreement. 1.4 Interpretation Not Affected by Headings The division of this Agreement into articles, sections, subclauses, paragraphs and other sub- divisions and the insertion of headings for any of the foregoing are for convenience and reference only and shall not affect the construction or interpretation of this Agreement. 1.5 Words Importing Number or Gender When the context reasonably permits, words in this Agreement that suggest the singular shall be construed to suggest the plural and vice versa, and words in this Agreement that suggest gender or gender neutrality shall be construed to suggest the masculine, feminine and neutral genders. 1.6 Use of Derivative Terms If a derivative form of a term or expression that is already specifically defined in this Agreement is also used in this Agreement, then such derivative form shall have a meaning that corresponds to the applicable defined term or expression. 1.7 Use of Industry Terms Terms and expressions that are not specifically defined in this Agreement, but which have generally accepted meanings in the custom and usage of the petroleum and natural gas industry in Western Canada as of the date of this Agreement, shall have such generally accepted meanings when used in this Agreement unless the contrary is specified or provided for elsewhere in this Agreement. 1.8 Use of "Including" The use of "including" or "includes" or similar words in this Agreement, when following any general statement, term or matter, is not to be construed to limit such general statement, term or

- 18 - matter to the specific items immediately following such word to those or similar items, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words or phrases of similar import) is used, but rather such references shall be construed to refer to all items that could reasonably fall within the broadest possible scope of such general statement, term or matter. 1.9 Meaning of "Gross Negligence" and "Wilful Misconduct" For the purposes of this Agreement, no act or omission by a Party or its Related Persons shall be construed as gross negligence or wilful misconduct if the act or omission is taken or omitted to be taken at the request or direction of, or with the prior written consent or approval of, the other Party. 1.10 Statutory References Any reference in this Agreement to a law, statute, regulation, rule, by-law or other requirement of law or any governmental consent, approval, permit or other authorization shall be deemed to refer to such law, statute, regulation, rule, by-law or other requirement of law or such governmental consent, approval, permit or other authorization as it has been amended, supplemented, re-enacted, varied, amended or otherwise modified or replaced from time to time up to the applicable time. 1.11 Contractual References Any reference in this Agreement to another contract, agreement, instrument or other document shall be deemed to refer to such contract, agreement, instrument or other document as it has been amended, modified, replaced or supplemented from time to time up to the applicable time. 1.12 Monetary References Any reference in this Agreement to a monetary amount, including the use of the term "Dollar" or the symbol "$", shall mean the lawful currency of Canada unless the contrary is specified or provided for elsewhere in this Agreement. 1.13 References to Time Any reference in this Agreement to any particular time shall mean the local time in Calgary, Alberta on the relevant day. 1.14 Date for Payments or Other Actions Where any payment or calculation is to be made, or any other action is to be taken, on or as of a day that is not a Business Day, that payment or calculation is to be made, or that other action is to be taken, as applicable, on or as of the next following Business Day. 1.15 Calculation of Time Periods Unless otherwise specified, time periods within or following which any payment is to be made or any act is to be done under this Agreement shall be calculated by excluding the day on which the period commences and including the day on which such period ends.

- 19 - 1.16 Knowledge In this Agreement, the stated knowledge of a Party consists only of the actual knowledge or awareness, as the case may be, of the current officers and managers of such Party, whose normal responsibilities relate to the matter in question in the course of their normal duties, and does not include knowledge, information or belief and awareness of any other Person or any constructive or imputed knowledge. ARTICLE 2 PURCHASE AND SALE AND CLOSING 2.1 Purchase and Sale of Assets On the terms and conditions of this Agreement, Vendor hereby agrees to sell, transfer convey and set over to Purchaser, and Purchaser hereby agrees to purchase and acquire, Vendor's entire right, title and interest in and to the Assets. 2.2 Action by Vendor and Purchaser (a) The Parties further acknowledge and agree that the Closing of the sale and purchase of the Assets (the "Closing") will take place remotely by exchange of documents and signatures (or their electronic counterparts) at 8:00 a.m. (Calgary time) (the "Closing Time") on February 19, 2026 or any other Business Day as Vendor and Purchaser may agree (the "Closing Date"), provided that, following Closing, references to the "Closing Date" shall mean the date on which Closing actually occurred. (b) Subject to all other provisions of this Agreement, title to, and beneficial ownership, risk and possession of, the Assets shall pass from Vendor to Purchaser upon Closing. 2.3 Purchase Price (a) The consideration payable by Purchaser to Vendor for the Assets (the "Purchase Price") is an amount equal to Thirty-Three Million Four Hundred Thousand Dollars ($33,400,000.00), plus the [*****] Adjustment, plus or minus the amount of the adjustment under Section 2.6 and any other adjustment as provided for herein. (b) At Closing, Purchaser will pay, and Vendor will acknowledge receipt of, the unadjusted Purchase Price plus or minus (as applicable) the net amount payable set forth in the Closing Statement plus the [*****] Adjustment (collectively, the "Closing Payment"). (c) The Purchase Price shall be allocated among the Assets as follows: (i) eighty percent (80%) to the Petroleum and Natural Gas Rights; (ii) twenty percent (20%) less Ten Dollars ($10.00) to the Tangibles; and

- 20 - (iii) Ten Dollars ($10.00) to the Miscellaneous Interests. Purchaser and Vendor shall report the allocation of the Purchase Price among the Assets in a manner entirely consistent with this section 2.3 and shall not, unless required by Applicable Law, take any position inconsistent therewith in the filing of any Tax Returns or in the course of any audit, review or proceeding by any Governmental Authority. (d) In the determination of the Purchase Price payable for the Assets, Vendor and Purchaser acknowledge and agree that the extent and value of past, present and future Environmental Liabilities related to the Assets is unknown as of the Closing Date, and Vendor and Purchaser have not attributed a specific or agreed to value with regard to either (i) such liabilities, or (ii) the indemnities provided for in this Agreement, nor shall there be any adjustments made to the Purchase Price in relation thereto. (e) [*****] Purchaser shall pay to Vendor at Closing, and as an upward adjustment of the Purchase Price, One Million Three Hundred Forty-One Thousand Eight Hundred Eighty-Nine Dollars and Twenty-Five Cents ($1,341,889.25) (the "[*****] Adjustment"). [*****] 2.4 GST and Other Sales Taxes (a) The Purchase Price is exclusive of any GST and Other Sales Taxes and, subject to this paragraph, Purchaser shall promptly pay, and save harmless and indemnify Vendor from, all applicable GST and Other Sales Taxes. Vendor agrees to jointly elect with Purchaser, on the Closing Date, under subsection 167(1) of the ETA, and under any similar provision of any applicable provincial legislation, in the form prescribed for the purposes of that provision, in respect of the sale and transfer of the Purchased Assets by Vendor hereunder, and Purchaser shall file such elections with the Canada Revenue Agency within the time periods prescribed under the ETA, and provide Vendor within twenty (20) days of receipt with a photocopy of a written acknowledgement by the Canada Revenue Agency (and by the provincial Governmental Authority, where applicable) of the receipt of such elections. Notwithstanding anything to the contrary in this Agreement, Purchaser shall indemnify and hold Vendor harmless in respect of any GST, penalties, interest and other amounts which may be assessed against Vendor as a result of the sale of the Assets under this Agreement, including as a result of the Purchased Assets or Purchaser not being eligible for the election under subsection 167(1) of the ETA or under any similar provision of any applicable provincial legislation or as a result of Purchaser's failure to file the elections within the prescribed time. (b) To the extent that the joint elections under subsection 167(1) of the ETA are not executed by the Parties and to the extent permitted under subsection 221(2) of the ETA and any equivalent or corresponding provision under any applicable provincial legislation, Purchaser shall self-assess and remit directly to the appropriate Governmental Authority any applicable GST imposed under the ETA and any similar value-added or multi-staged tax imposed by any applicable

- 21 - provincial legislation payable in connection with the transfer of any of real property. Purchaser shall make and file a return(s) in accordance with the requirements of subsection 228(4) of the ETA and any equivalent or corresponding provision under any applicable provincial legislation. 2.5 [*****] 2.6 Adjustments (a) Provided that Closing has occurred and subject to all other provisions of this Agreement and without duplication, all benefits and obligations of any kind or nature received, accruing, payable or paid in respect of the Assets, including maintenance, development, capital and operating costs, royalties and proceeds from the sale of production, shall be apportioned between Vendor and Purchaser on an accrual basis in accordance with GAAP as of the Effective Time, such that: (i) Vendor shall be entitled to the revenues and benefits from the ownership and operation of the Assets incurred and or accrued prior to the Effective Time including, without limitation, the benefit of audit queries (if applicable) for such time when resolved, and is responsible for and will pay for the expenditures pertaining to the ownership, operation and development of the Assets incurred and or accrued prior to the Effective Time, including, without limitation, obligations arising from audit queries (if applicable) for such time when resolved, except as otherwise specifically set forth elsewhere in this Agreement; and (ii) Purchaser shall be entitled to the revenues and benefits from the ownership and operation of the Assets incurred and or accrued from and after the Effective Time and is responsible for and will pay for the expenditures pertaining to the ownership, operation and development of the Assets incurred and or accrued from and after the Effective Time, except as otherwise specifically set forth elsewhere in this Agreement. (b) The adjustments pursuant to this Section 2.6 shall be subject to the following: (i) all rentals and similar payments, all cash advances and all property taxes, freehold mineral taxes and other Taxes (excluding taxes based on income, net revenue or capital) paid, payable or levied on or in respect to the Assets, the ownership thereof or Petroleum Substances produced therefrom or allocated thereto shall be apportioned between Vendor and Purchaser on a per diem basis as of the Effective Time; (ii) all costs relating to any work performed or goods and services provided in respect of the Assets will be deemed to have accrued as of the date the work was performed or the goods or services were provided, regardless of the time at which those costs become payable; (iii) unless otherwise directed by Vendor and adjusted for in favour of Vendor, all deposits, prepaid amounts and other security and financial assurances

- 22 - provided by Vendor to Governmental Authorities or other Third Parties in respect to the Assets, the operation thereof, Petroleum Substances produced therefrom or allocated thereto or services provided in connection therewith do not comprise part of the Assets and shall be for the sole benefit and the account of Vendor. Purchaser shall be responsible for any replacement deposits, security or financial assurances, if required by the applicable Governmental Authority or other Third Party; (iv) all overhead recoveries, operator's fees and similar amounts provided for in the Title and Operating Documents and received or receivable from Third Parties by Vendor as operator of any Assets and relating to the period up to Closing shall be for Vendor's sole benefit and account, with such amounts received or receivable in respect of the month in which Closing occurs apportioned between Vendor and Purchaser on a per diem basis as of the Closing Date; (v) there shall be an adjustment in favour of Vendor in respect of Vendor's internal overhead allocable to the Assets for the period between the Effective Time and the Closing Date, which internal overhead shall be a fixed amount of Fifteen Thousand Dollars ($15,000). (vi) Petroleum Substances that were produced from or allocated to the Assets and that were beyond the wellhead as of the Effective Time, including Petroleum Substances in the course of production or transportation or in tanks or storage (and includes linefill, inventory in tanks and tank bottoms) shall be for Vendor's account and Vendor shall be credited with the proceeds of the sale for such Petroleum Substances; (vii) there will be no adjustments for royalty tax credits or similar incentives that accrue to a Party because of financial or organizational attributes specific to it, other than gas cost allowances (or similar cost allowances); (viii) the net production income or loss (gross revenue less operating costs, royalties, including lessor royalties and other direct costs) that accrues in respect of the Assets from the Effective Time to the Closing Time will be reported as income or loss for income tax purposes by Vendor. There shall be no adjustment in respect of any income tax payable by Vendor on such net production income; (ix) all statements prepared under this Section 2.6 will be prepared as contemplated herein with GAAP applying the accrual method, according to GAAP and shall be prepared by Vendor in accordance with Vendor's historical accounting practices and, to the extent applicable, on a basis consistent with the preparation of Vendor's lease operating statements; (x) the Parties acknowledge that there will be adjustments required to power bills for a minimum period of six (6) months following the month of consumption of such power. The Party responsible to pay for such adjustments will promptly and without dispute pay such amounts to the

- 23 - Party owed such amounts upon receipt of evidence of such amounts being outstanding; and (xi) there shall no adjustment relating to any casing inventory including in respect of the quantity, condition or value thereof. (c) All adjustments between the Parties pursuant to this Section 2.6 shall be allocated to the Petroleum and Natural Gas Rights as an adjustment to the Purchase Price. (d) Purchaser acknowledges receipt of Vendor's estimate of all adjustments to be made between the Parties pursuant to and in accordance with Section 2.6(a) (the "Closing Statement") together with reasonable supporting documentation. Vendor shall deliver the Closing Statement to Purchaser not later than five (5) Business Days prior to the Closing Date. (e) Within one hundred and eighty (180) days following Closing, Purchaser shall prepare (or cause to be prepared) and deliver to Vendor a written statement (the "Final Statement of Adjustments") setting forth any adjustments to be made between the Parties pursuant to and in accordance with Section 2.6(a) that were not included in the Closing Statement or, if included in the Closing Statement, were not accurately included therein, together with the net amount payable by one Party to the other in respect of such adjustments. Except as provided in Section 2.6(i), no further adjustments shall be made between the Parties after settlement of the adjustments set forth in the Final Statement of Adjustments. Purchaser shall assist Vendor in verifying the amounts and adjustments set forth in the Final Statement of Adjustments. (f) If Vendor is of the opinion, acting in good faith, that any change is required to be made to the Final Statement of Adjustments as prepared by Purchaser, it shall, within thirty (30) days after the delivery of the Final Statement of Adjustments by Purchaser to Vendor (the "Objection Date"), give written notice to Purchaser of any such proposed change, including the amount of such proposed change and other particulars of such proposed change, in reasonable detail. If Vendor does not notify Purchaser of any proposed change on or before the Objection Date, then Vendor shall be deemed to have accepted the Final Statement of Adjustments. (g) If Vendor gives written notice to Purchaser of any proposed change to the Final Statement of Adjustments on or before the Objection Date, and if the proposed change is disputed by Purchaser and the Parties fail to resolve the dispute within ten (10) days after receipt by Purchaser of such notice, then the Accounting Firm shall be immediately engaged by the Parties to resolve the dispute and the Accounting Firm, acting as an expert and not an arbitrator, shall be requested to render its decision without qualifications, other than the usual qualifications relating to engagements of this nature, within fourteen (14) days after the dispute is referred to it. The decision of the Accounting Firm shall be final and binding upon the Parties and shall not be subject to appeal by either Party. (h) The fees and expenses of the Accounting Firm in acting in accordance with this Section 2.6 shall be borne by Purchaser, on the one hand, and Vendor, on the other

- 24 - hand, based on the inverse of the percentage that the Accounting Firm's determination (before such allocation) bears to the total amount of the disputed items as originally submitted to the Accounting Firm. For example, should the disputed items total in amount to One Thousand Dollars ($1,000) and the Accounting Firm awards Six Hundred Dollars ($600) in favour of Purchaser's position, sixty percent (60%) of the costs of the Accounting Firm's review would be borne by Vendor and forty percent (40%) of the costs would be borne by Purchaser. (i) No adjustments shall be made under Section 2.6(a), including corrections to previously made adjustments, following the settlement of the Final Statement of Adjustments pursuant to Section 2.6(f) or 2.6(g), as applicable, except: (i) in connection with a Thirteenth Month Adjustment, but only if a claim in respect of such Thirteenth Month Adjustment is made by one Party to the other Party within eighteen (18) months after Closing. If such notice is not given within such period, no adjustment in this regard shall be made; (ii) as a consequence of an audit relating to the Assets that was conducted by a Third Party (other than a Governmental Authority) having rights to do so pursuant to the Title and Operating Documents, but only if a claim in respect of such an audit is made by one Party to the other Party within eighteen (18) months after Closing. If such notice is not given within such period, no adjustment in this regard shall be made; or (iii) an audit initiated by a Governmental Authority, but only if a claim in respect of such an audit is made by one Party to the other Party within two (2) years after Closing. If such notice is not given within such period, no adjustment in this regard shall be made. (j) At any time prior to the settlement of the Final Statement of Adjustments pursuant to Section 2.6(f) or 2.6(g), as applicable, each Party shall have the right, at its own cost and upon at least five (5) Business Days prior notice to the other Party, to examine, copy and audit the accounting and financial records of the other Party relating to the Assets or the operation thereof for the purpose of verifying the calculation or re-calculation of the adjustments provided for in this Section 2.6, provided that: (i) in the case of inquiries relating to a Thirteenth Month Adjustment or an audit conducted by a Third Party (other than a Governmental Authority), such period shall extend to the end of the one (1) year period immediately following Closing; and (ii) in the case of inquiries relating to an audit initiated by a Governmental Authority, such period shall extend to the end of the two (2) year period immediately following Closing. Each Party shall cooperate with the other Party in order to provide reasonable access to its records to the other Party for the purposes of this Section 2.6(j). Amounts payable by Vendor to Purchaser pursuant to the Final Statement of Adjustments, amounts payable under this Section 2.6 shall be paid within thirty (30) days of delivery of the Final Statement of Adjustments or receipt of notice by a Party that is liable to pay such amount as provided above in this Section 2.6,

- 25 - subject to the limitations in Section 2.6(i), provided that if there is a dispute regarding the liability for or the amount of any permitted (or purportedly permitted) adjustment, the amount in dispute shall become due and payable within ten (10) days of settlement or other resolution of such dispute. If a Party fails to pay any such amount when it first becomes due and payable, then, in addition to and without prejudice to its obligation to pay such unpaid amount, such Party shall pay to the other Party interest on such unpaid amount calculated at an annual rate of interest equal to the Prime Rate plus one percentage point on a day-to-day basis for the period from the day on which such unpaid amount first became due and payable, to the day on which payment of such unpaid amount, together with such interest, is received by the other Party. (k) For avoidance of doubt, the amount payable by the Parties in respect of the adjustments as provided in this Section 2.6 shall not be subject to, and shall not be counted toward, the thresholds for and the limitations of Vendor's liability provided for in Article 6. 2.7 Whitemap Area (a) The Parties acknowledge that although Vendor has prepared, and Purchaser has reviewed, the Schedules attached hereto diligently and with good faith, there may be unintended errors, omissions or misdescriptions. As such, the Parties acknowledge and agree that it is their intention that, in addition to those Assets included and specified in the Schedules hereto, other than the Excluded Assets, the Assets shall include Vendor's entire interest in and to all Petroleum and Natural Gas Rights, Tangibles and Miscellaneous Interests (as those terms are defined herein) which fall within the Whitemap Area and which have not been scheduled, any of such additional unscheduled Assets, if any, being the "Unscheduled Assets", and that the Purchase Price includes consideration for such Unscheduled Assets. Notwithstanding anything contained herein to the contrary, there shall be no adjustment to the Purchase Price on account of adding any Unscheduled Assets to the Schedules. (b) To the extent that any Unscheduled Assets are identified by either Party after the Closing Date, the Parties shall use all reasonable efforts to enter into an amending agreement to correct the affected Schedules attached hereto, which amending agreement shall have the effect of correcting the Schedules as of the date hereof and, in the case of any Unscheduled Assets so identified, Vendor and Purchaser shall take such additional steps as are necessary to specifically convey Vendor's (or Vendor's Affiliates' or any predecessors in interest's) interest in such Unscheduled Assets to Purchaser (including, in the case of Purchaser, any steps as may be required pursuant to Section 4.3(f)). 2.8 Abandonment and Reclamation Obligations The Parties acknowledge and agree that: (a) Purchaser shall assume the Abandonment and Reclamation Obligations, subject to the terms of this Agreement;

- 26 - (b) the amount and the scope of any Abandonment and Reclamation Obligations are not capable of being quantified at the Closing Date and depend upon numerous unknowable factors that are not within the control of the Parties; (c) under Applicable Law, the Abandonment and Reclamation Obligations associated with the Assets are inextricably linked to, and embedded in, the Assets so that a transferee of the Assets will be liable for the Abandonment and Reclamation Obligations in the absence of the specific assumption of such liabilities by the transferor; (d) the specific assumption of the Abandonment and Reclamation Obligations by Purchaser is intended to provide greater certainty of results for the Parties and does not represent any pecuniary consideration for the Assets; (e) the Parties have taken into account the fact that the Assets and the associated Abandonment and Reclamation Obligations are inextricably linked in reaching this Agreement and in establishing the Purchase Price; and (f) neither the existence nor the amount of any accounting reserves for site reclamation costs or similar matters associated with the Assets in the financial statements or accounting records of either Party has been of any relevance to either Party in determining any matter under this Agreement, including the Purchase Price for the Assets. ARTICLE 3 CONDITIONS OF CLOSING 3.1 Purchaser's Conditions (a) The obligation of Purchaser to complete the Transaction and purchase the Assets from Vendor is subject to the following conditions precedent, which are inserted into and made part of this Agreement for the exclusive benefit of Purchaser and may be waived only by Purchaser in writing, excepting the conditions in Sections 3.1(a)(iii) and 3.1(a)(iv), which may not be waived: (i) the representations and warranties of Vendor set forth in Section 5.1: (A) shall be true and correct in all material respects as of the date of this Agreement, except where the representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct; and (B) shall be true and correct in all material respects as of the Closing Date, except where the representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct; or, in each case, shall be true and correct in all material respects, or true and correct in all respects, as the case may be, as of such other date or dates as

- 27 - specified therein, and all obligations and covenants of Vendor in this Agreement that are to be performed or complied with prior to or at the Closing Time (other than in respect of the agreements, certificates and other instruments and documents to be delivered at the Closing Time by Vendor pursuant to Section 4.1) shall have been performed or complied with in all material respects; (ii) at the Closing Time, Vendor shall have duly delivered (or stand ready, willing and able to duly deliver) the agreements, certificates and other instruments and documents required pursuant to Section 4.1; (iii) (A) no suit, claim, action or proceeding initiated by any Third Party shall be pending before any Governmental Authority seeking to restrain or prohibit the Transaction and (B) no Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the completion of the Transaction which has not been vacated or dismissed prior to the Closing Time; and (iv) all necessary approvals of Governmental Authorities to the sale of the Assets that are required prior to Closing, other than approval of the LTA, shall have been obtained without conditions. (b) If any of the conditions precedent in Section 3.1(a) has not been satisfied, complied with, or waived by Purchaser at or before the Closing Time (other than any conditions that by their nature may only be satisfied at or in connection with the occurrence of the Closing) and Purchaser is not otherwise in breach of this Agreement such that Vendor's closing conditions in Sections 3.2(a)(i) or 3.2(a)(ii) would not be satisfied, then Purchaser may terminate this Agreement by written notice to Vendor prior to the Closing Time, provided that Purchaser shall not be permitted to exercise or purport to exercise any right of termination pursuant to this Section 3.1 in the event or circumstances giving rise to that right is due to the breach of any representation or warranty or failure to perform any covenant or obligation under this Agreement by Purchaser. (c) If Purchaser terminates this Agreement as provided in Section 3.1(b) as a consequence of one or more of the conditions precedent set forth in Section 3.1(a) not having been satisfied or complied with, then Purchaser and Vendor shall be released and discharged from all from the further performance of any duties or obligations under this Agreement, except as provided in Section 11.14 and in respect of any claims for indemnity made pursuant to Article 6 arising prior to or as a result of the termination of this Agreement; provided that, notwithstanding anything in this Agreement, Vendor shall not be liable for any Losses or Liabilities or in respect of any Claims arising directly as a result of a failure of the Purchaser's (or its Affiliates') financing arrangements including any bought deal or other securities offering intended to fund a portion of the Purchase Price regardless of whether those damages are characterized as direct damages incurred by Purchaser (or its Affiliate) or otherwise.

- 28 - 3.2 Vendor's Conditions (a) The obligation of Vendor to complete the Transaction and sell and convey the Assets to Purchaser is subject to the following conditions precedent, which are inserted into and made part of this Agreement for the exclusive benefit of Vendor and may be waived only by Vendor in writing, except the conditions in Sections 3.2(a)(iii) and 3.2(a)(iv), which may not be waived: (i) the representations and warranties of Purchaser set forth in Section 5.3: (A) shall be true and correct in all material respects as of the date of this Agreement, except where the representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct; and (B) shall be true and correct in all material respects as of the Closing Date, except where the representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct; or, in each case, shall be true and correct in all material respects, or true and correct, as the case may be, as of such other date or dates as specified therein, and all obligations and covenants of Purchaser in this Agreement that are to be performed or complied with prior to or at the Closing Time (other than in respect to the payments, agreements, certificates and other instruments and documents to be made and delivered at the Closing Time by Purchaser pursuant to Section 4.2) shall have been performed or complied with in all material respects; (ii) at the Closing Time, Purchaser shall have duly made and delivered (or stand ready, willing and able to duly make and deliver) the payments, agreements, certificates and other instruments and documents required pursuant to Section 4.2; (iii) (A) no suit, claim, action or proceeding initiated by any Third Party shall be pending before any Governmental Authority seeking to restrain or prohibit the Transaction and (B) no Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the completion of the Transaction which has not been vacated or dismissed prior to the Closing Time; and (iv) all necessary approvals of Governmental Authorities to the sale of the Assets that are required prior to Closing, other than approval of the LTA, shall have been obtained without conditions. (b) If any of the conditions precedent in Section 3.2(a) has not been satisfied, complied with or waived by Vendor at or before the Closing Time (other than any conditions that by their nature may only be satisfied at or in connection with the occurrence of the Closing), and Vendor is not otherwise in breach of this Agreement such that

- 29 - Purchaser's closing conditions in Sections 3.1(a)(i) or 3.1(a)(ii) would not be satisfied, then Vendor may terminate this Agreement by written notice to Purchaser prior to the Closing Time, provided that Vendor shall not be permitted to exercise or purport to exercise any right of termination pursuant to this Section 3.2 if the event or circumstances giving rise to that right is due to the breach of any representation or warranty or failure to perform any covenant or obligation under this Agreement by Vendor. (c) If Vendor terminates this Agreement as provided in Section 3.2(b) as a consequence of one or more of the conditions precedent set forth in Section 3.2(a) not having been satisfied or complied with, then Purchaser and Vendor shall be released and discharged from all from the further performance of any duties or obligations under this Agreement, except as provided in Section 11.14 and in respect of any claims for indemnity made pursuant to Article 6 arising prior to or as a result of the termination of this Agreement. 3.3 Efforts to Fulfil Conditions Precedent (a) Subject to the terms and conditions of this Agreement, Purchaser and Vendor shall proceed diligently and in good faith and use their reasonable efforts to satisfy and comply with the conditions precedent in Sections 3.1(a) and 3.2(a) and shall provide the other Party with any reasonable assistance in the satisfaction of and compliance with the conditions precedent in Sections 3.1(a) and 3.2(a) that the other Party may reasonably request. If there is a condition precedent that is to be satisfied or complied with prior to the Closing Time, and if, by the time of Closing, the Party for whose benefit the condition precedent exists fails to notify the other Party whether or not the condition precedent has been waived, satisfied, or complied with, then, from and after Closing, the condition precedent shall be conclusively deemed to have been satisfied or complied with. ARTICLE 4 CLOSING DELIVERIES 4.1 Deliveries by Vendor at Closing At Closing, Vendor will deliver, or cause to be delivered, the following to the to Purchaser: (a) a General Conveyance duly executed by Vendor; (b) an Officer's Certificate signed by an officer of Vendor; (c) those Specific Conveyances which are available at Closing Time as per Section 4.3(a); (d) releases and registerable discharges, or no interest letters, in respect of all registered Security Interests pertaining to the Assets which have been requested by Purchaser at least five (5) Business Days prior to Closing; (e) the Contract Operating Agreement duly executed by Vendor;

- 30 - (f) [*****]; (g) a certified copy of resolutions of Vendor approving the completion of the Transactions and the execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Vendor pursuant to this Agreement; (h) a certified copy of resolutions of VAALCO Energy (Holdings) LLC as the sole shareholder of Vendor approving the sale of all or substantially all of Vendor's assets; (i) [*****]; (j) an assignment and assumption agreement in respect of the [*****] duly executed by Vendor; and (k) such other items as may be specifically required hereunder or as may be reasonably requested by Purchaser to be delivered on a timely basis in order to establish the completion of the Transaction, in a form and substance satisfactory to Purchaser, acting reasonably. 4.2 Deliveries by Purchaser at Closing At Closing, Purchaser will deliver, or will cause to be delivered, the following to the to Vendor: (a) a General Conveyance duly executed by Purchaser; (b) the Closing Payment in accordance with Section 2.3(b); (c) an Officer's Certificate signed by an officer of the Purchaser; (d) the Contract Operating Agreement duly executed by Purchaser and Purchaser Guarantor; (e) [*****]; (f) a certified copy of resolutions of Purchaser approving the completion of the Transactions and the execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Purchaser pursuant to this Agreement; (g) such other documentation as may be specifically required in this Agreement or as Vendor reasonably requests that are necessary to consummate the Transaction, to be delivered on a timely basis in order to establish the completion of the Transaction, in a form and substance satisfactory to Vendor, acting reasonably; (h) an assignment and assumption agreement in respect of the [*****] duly executed by Purchaser; and (i) [*****].

- 31 - 4.3 Specific Conveyances (a) Vendor shall use commercially reasonable efforts to prepare at its cost and as required in accordance with Applicable Law the Specific Conveyances prior to Closing to convey the Assets to Purchaser, provided that, if and to the extent that any Specific Conveyances are not delivered by Vendor to Purchaser at the Closing Time, Vendor shall prepare and deliver to Purchaser the remaining Specific Conveyances as soon as is reasonably practicable after Closing, but in any event no later than five (5) Business Days following Closing. (b) To the extent that Purchaser is required to execute any Specific Conveyances, it shall do so promptly after the delivery of such Specific Conveyances by Vendor to Purchaser. (c) It shall not be necessary for Vendor to obtain, prior to or for Closing, the consent of any Third Party (other than from Vendor's Affiliates, if required) to the disposition of the Assets or portion thereof under a Title and Operating Document. In respect of any Specific Conveyances that require execution by Third Parties, promptly after the delivery of such Specific Conveyances after Closing, and, if necessary, the execution of such Specific Conveyances by Purchaser, Vendor shall send out to Third Parties such Specific Conveyances and any associated requests for consent and Purchaser shall cooperate with Vendor and provide all assistance that Vendor may request in connection with Vendor's procurement of the execution of such Specific Conveyances by the parties thereto other than Vendor and Purchaser, including taking any action as required by Section 4.3(f). (d) In respect of any Specific Conveyances that do not require execution by Third Parties, Purchaser shall deliver such Specific Conveyances to the appropriate recipients thereof promptly after the delivery of such Specific Conveyances by Vendor to Purchaser, and, if necessary, execution by Purchaser, including the registration with the appropriate Governmental Authorities of any such Specific Conveyances that require registration. (e) Notwithstanding the foregoing in this Section 4.3, in the case of any Specific Conveyances that are transfers of Permits or Crown lease transfers which may be filed electronically with the AER or Alberta Energy, as applicable, promptly following Closing (and no more than two (2) Business Days following Closing), Vendor shall submit electronic transfers for such Permits and Crown leases and Purchaser shall accept such electronic transfers from Vendor without delay, provided that, if Purchaser in good faith determines or believes that any of the electronic transfers are not complete and accurate, or the applicable Governmental Authority refuses to process any such transfers because of some defect therein, the Parties shall cooperate to duly complete or to correct such incomplete or inaccurate electronic transfers as soon as practicable and, thereafter, Vendor shall promptly re-submit such electronic transfers and Purchaser shall accept such electronic transfers from Vendor without delay. (f) Purchaser shall use reasonable efforts to become, as soon as reasonably practicable, the recognized and beneficial and legal holder of the Assets including those Assets

- 32 - subject to such Specific Conveyances in the place and stead of Vendor (or its Affiliates or any predecessor in interest). In addition: (i) Purchaser shall bear all costs, fees and deposits of every nature and kind in distributing and registering any Specific Conveyances and in providing any assurances or security required to convey, transfer and assign the Assets to Purchaser and to have Purchaser recognized as the holder thereof, and Purchaser, acting reasonably, shall include an amount in respect thereof in the Final Statement of Adjustments in favour of Vendor to the extent that Vendor actually incurs such costs; (ii) Purchaser shall, at its sole expense, take or cause to be taken, any and all actions, and do, or cause to be done, any and all things necessary, proper, or advisable to satisfy all regulatory qualification requirements in relation to completing the transfer of any Permits relating to or forming part of the Assets as contemplated in this Agreement and to consummate the Transaction contemplated hereby; and (g) If, for any reason any Governmental Authority requires either Party (hereinafter referred to as "Such Party" in this and Section 4.3(i)) to make a deposit, to provide a letter of credit, or to provide any undertakings, information or other documentation or to take any action as a condition of or a prerequisite for the approval of the License Transfers, immediately after receiving notice of such requirements and at its sole cost, Such Party shall make such deposits, provide such letters of credit, provide such undertakings, information or other documentation and take such action, as the case may be, such that the License Transfers may be effected. (h) If, for any reason any Third Party imposes any such requirements on Purchaser as a condition of the acceptance or approval of, or granting of consent or recognition in respect of, the transfer or assignment of any of the Assets to Purchaser, including the withholding of any such recognition or consent pursuant to any Title and Operating Document, immediately after receiving notice of such requirements and at its sole cost, Purchaser shall make such deposits, provide such letters of credit, provide such undertakings, information or other documentation and take such action, as the case may be, such that the approval and consent of such Third Parties to the transfer or assignment of the Assets may be obtained. (i) If a Party (the "Defaulting Party") fails to make a deposit or furnish security it is required to make or furnish under Section 4.3(g) within ten days of the Defaulting Party's receipt of notification from the Governmental Authority that such deposit or security is required, the other Party (the "Non-Defaulting Party") shall, if it is permitted to do so under Applicable Law, have the right to make such deposit or furnish such security. In such event, the Defaulting Party shall (as applicable) reimburse the amount of such deposit or the costs of such security to the Non- Defaulting Party plus interest thereon at the Prime Rate plus one percent from the date such deposit or security is made or furnished by the Non-Defaulting Party until such reimbursement is made and, in the case of security, cause the security to be returned to the Non-Defaulting Party as soon as possible and indemnify the Non-

- 33 - Defaulting Party for the amount and costs of any draws on the security plus interest thereon at the Prime Rate plus one percent from the date such draw is made until such indemnification is made. In addition to all other rights to enforce such reimbursement otherwise available to the Non-Defaulting Party, it shall have the right to set-off the amount of such reimbursement or indemnification (including interest) against any other monies due to the Defaulting Party pursuant to this Agreement. (j) Until such time as all the License Transfers are complete, each Party shall: (i) on a timely and continuing basis keep the other Party fully apprised and informed regarding all communications such Party may have with the AER in connection with the transactions contemplated by this Agreement, including all communications respecting the License Transfer, and without limiting the generality of the foregoing such Party shall provide copies to the other Party of all related correspondence from such Party to the AER, and from the AER to such Party; (ii) respond promptly to any request or notice from the AER to supply additional information that is relevant in respect of obtaining or concluding the License Transfer; (iii) permit the other Party to review in advance any proposed filings, submissions, correspondence and communications of any material nature (including any responses to requests for information and inquiries from the AER or any Third Party in respect of any statement of concern received by the AER), in respect of obtaining or concluding the License Transfer and provide the other Party a reasonable opportunity to comment thereon; (iv) promptly provide the other Party with any filings, submissions, correspondence and communications of any material nature that were submitted to the AER or any Third Party in respect of obtaining or concluding the License Transfer or addressing any statement of concern; and (v) keep the other Party promptly informed of the status of discussions relating to obtaining or concluding the License Transfer. (k) Nothing in this Agreement is to be interpreted as an assurance by Vendor that Purchaser will be able to serve as operator with respect to any of the Assets in which interests are held by Third Parties, whether or not such Assets are presently operated by Vendor, provided that, where Vendor is currently the operator of any Assets, Vendor covenants with Purchaser that Vendor will do all such commercially reasonable things allowed under the terms of the Title and Operating Documents to obtain the appropriate consents and approvals to enable Purchaser to become the operator of such Assets. Further, if after Closing, a Third Party is legally entitled to become operator of any of the Assets as a result of the Transaction, each of Vendor and Purchaser shall make all reasonable efforts to comply with the

- 34 - operatorship provisions in the relevant Title and Operating Documents pertaining to the Assets. (l) The Parties agree that all Specific Conveyances to be delivered and/or executed in connection with this Agreement and the Acquisition, except for records that create or transfer interests in land, guarantees, negotiable instruments, documents of title and such other documents excluded by section 7 of the Electronic Transactions Act, RSA 2001, c E-5.5, as amended from time to time, may be executed by use of electronic signatures (the "Electronic Signatures"). Prior to Closing, the Parties shall exchange a listing of one another's individual representatives which listing shall include the subject individual's name, title and a sample Electronic Signature accompanied with instructions on where to apply such Electronic Signature. The Electronic Signatures of the individuals set out in such listing and which appear on any Specific Conveyances shall be sufficient to cause such Specific Conveyances to be valid and binding obligations of the Party represented by such individual, without need for original signatures to appear thereon and shall be of the same legal effect, validity or enforceability as a manually executed signature. The Parties shall receive and use the Electronic Signatures solely for the purpose of embedding the same into the Specific Conveyances as directed by the providing Party and for no other purpose whatsoever. 4.4 [*****] 4.5 Transfer of Pipeline Licenses (a) [*****] (b) The Parties acknowledge that in connection with the transfer of the Pipeline Licenses, Vendor is required to transfer sufficient documentation to satisfy the transferor statement on the digital data submission system of the applicable Governmental Authorities. Provided Closing occurs, Purchaser shall accept the AER digital data submission transfer of those Pipeline Licenses relating to the Tangibles, and all associated Permits and Pipeline Records. (c) If following Closing, Purchaser or Vendor receives written notice from an applicable Governmental Authority that it has determined that the Pipeline Records, transferred by Vendor to Purchaser under this Agreement do not satisfy or are found to be deficient under the Pipeline Rules, then Purchaser shall be responsible for and shall conduct, in a timely manner, all operations and activities that are required to remedy the deficiencies ("Pipeline Deficiencies"), in each case in accordance with the terms of the applicable Title and Operating Documents, Applicable Law, any requirements set forth in any correspondence with the applicable Governmental Authority, the generally accepted industry practices in Alberta, and utilizing the standard of care which would be followed by a reasonably prudent operator in similar circumstances, which remedies may include the completion of an engineering assessment that demonstrates that the pipeline is fit for its intended purpose and service. All costs of curing, remedying or otherwise dealing with the Pipeline Deficiencies shall be borne by Purchaser.

- 35 - 4.6 Emission Offset Credits Following Closing and up until the End Date, Vendor shall use reasonable efforts transfer the Emission Offset Credits to Purchaser as soon as is practicable. Any transfer of the Emission Offset Credits will be on an as-is, where-is basis and Vendor makes no representation, warranty or other guarantees as to the suitability, availability, value, quantity or other condition of the Emissions Offset Credits. 4.7 [*****] ARTICLE 5 REPRESENTATIONS AND WARRANTIES 5.1 Representations and Warranties of Vendor Vendor hereby makes the following representations and warranties to and in favour of Purchaser, and subject to the occurrence of Closing, shall be deemed to make them again at Closing: General Matters (a) Vendor is a corporation duly formed and existing under the laws of the Province of Alberta and registered to carry on business in the jurisdictions in which the Assets are situate, except where failure to so register would not adversely affect the ability of Vendor to complete the Transaction on the basis contemplated in this Agreement; (b) Vendor has all requisite power and capacity to sell and convey the Assets in accordance with the provisions of this Agreement; (c) the execution, delivery and performance of this Agreement by Vendor has been duly and validly authorized by all requisite action on the part of Vendor and will not result in any violation of, be in conflict with, or constitute a default under, the constating documents of Vendor; (d) this Agreement and all other agreements delivered or to be delivered by Vendor in connection herewith constitute, or when delivered shall constitute, legal, valid and binding obligations of Vendor, enforceable against Vendor in accordance with their respective terms, subject to all Applicable Law pertaining to bankruptcy, insolvency and creditors' rights and the general principles of equity; (e) the execution, delivery and performance of this Agreement by Vendor will not result in any violation of, be in conflict with or constitute a default under: (i) any term or provision of any agreement or instrument to which Vendor is party or by which Vendor is bound; or (ii) any Applicable Law that is specifically applicable to Vendor; except, in either case, where such conflict or default would not adversely affect the ability of Vendor to complete the Transaction on the basis contemplated in this Agreement;

- 36 - (f) other than in connection with the transfer of the Permits to Purchaser, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Vendor of this Agreement; Asset Specific Matters (g) although Vendor does not warrant title to the Assets, except for or pursuant to any Permitted Encumbrances: (i) Vendor has not alienated or encumbered the Assets or any part or portion thereof; (ii) the Assets are free and clear of all Encumbrances created by, through or under Vendor; and (iii) Vendor has done no act or thing whereby any of the Assets may be reduced, cancelled or determined; (h) subject to: (i) Vendor's other representations and warranties relating to the Assets or the operation thereof made in this Section 5.1 (including any limitations expressed therein or elsewhere in this Agreement); (ii) the Permitted Encumbrances; (iii) the satisfaction of the obligations required to maintain the Title and Operating Documents in good standing; and (iv) all defects, deficiencies, discrepancies or adverse claims in or affecting the title or interest of Vendor in and to any of the Assets which Purchaser has waived or been deemed to have waived pursuant to the provisions of Article 10 hereof, Purchaser may, enter into and upon, hold and enjoy the Leases for the residue of their respective terms and all renewals or extensions thereof for Purchaser's own use and benefit without any material interruption of or by Vendor or any other Person claiming by, through or under Vendor; (i) Vendor has not received written notice of any default or purported default under any of the Title and Operating Documents included in the Miscellaneous Interests that remains outstanding in any material respect or that has not been remedied in all material respects; (j) Vendor has not received written notice of any breach or purported breach of any Applicable Law pertaining to the Assets or the ownership or operation thereof (excluding any Applicable Law relating to the Environment) that remains outstanding in any material respect or that has not been remedied in all material respects;

- 37 - (k) to Vendor's knowledge, to the extent pertaining to the Assets: (i) all Crown and lessor royalties and all lease rentals; (ii) all ad valorem and property taxes, and (iii) all production, severance and similar taxes, charges and assessments based upon or measured by the ownership or production of Petroleum Substances or any of them or the receipt of proceeds from the sale thereof; that became due and payable to Third Parties on or prior to the date of this Agreement have been fully paid, except, in each case, for amounts that are being disputed in good faith; (l) there are no Take or Pay Obligations pertaining to the Assets; (m) those Wells for which Vendor is operator have been operated in all material respects in accordance with good oil and gas field practices in Alberta and the material requirements of Applicable Law during the period or periods in which Vendor has been the operator thereof (provided that this representation shall be qualified by Vendor's knowledge for the period before October 14, 2022); (n) to Vendor's knowledge, those Wells for which Vendor is not operator have been operated in all material respects in accordance with good oil and gas field practices in Alberta and the material requirements of Applicable Law during the period or periods in which Vendor was not the operator thereof; (o) the Tangibles for which Vendor is operator have been operated in all material respects in accordance with good oil and gas field practices in Alberta and the material requirements of Applicable Law during the period or periods in which Vendor has been the operator thereof (including making all required disclosures to the applicable Governmental Authority) (provided that this representation shall be qualified by Vendor's knowledge for the period before October 14, 2022); (p) to Vendor's knowledge, the Tangibles for which Vendor is not operator have been operated in all material respects in accordance with good oilfield practices in Alberta and the material requirements of Applicable Law; (q) except as disclosed in Schedule 5.1(q) of the Disclosure Letter, in respect of the Assets that are operated by Vendor, if any, to Vendor's knowledge, Vendor holds all valid licenses, Permits and similar rights and privileges that are required and necessary under Applicable Laws to operate the Assets as presently operated; (r) excepting production limits of general application in the oil and gas industry, to Vendor's knowledge, none of the Wells is subject to production or other penalties imposed by the Title and Operating Documents or by any other agreements and documents to which the Assets are subject, or by any Applicable Law;

- 38 - (s) Vendor has not received written notice that any of the Leases are subject to an offset obligation, including, any unsatisfied obligation to drill a well, surrender rights or pay a compensatory royalty, which has not been satisfied in full or completely waived; (t) Vendor meets all other qualification requirements of and under Applicable Laws to transfer the Assets, including, without limitation, the requirements of the AER to have the Permits for the Wells and Tangibles (for which Vendor is the licensee) transferred to Purchaser (whether or not all such licenses are to be transferred to Purchaser); and to Vendor's knowledge there is no fact or circumstance attributable to Vendor that would prevent or delay the transfer of any Permits relating to or forming part of the Assets as contemplated in this Agreement; (u) excluding operating expenses incurred or to be incurred in the Ordinary Course, there are no AFEs or other financial commitments pertaining to the Assets under which individual expenditures in excess of Twenty-Five Thousand Dollars ($25,000) are or may be required to be made by Purchaser by virtue of Closing, taking into account, when applicable, the application of Section 2.6; (v) excluding notices in respect of any Environmental Liabilities identified or known by Purchaser prior to the date of this Agreement: (i) Vendor has not received written notice of any orders or directives from Governmental Authorities that are specific to the Assets or any portion thereof, related to Environmental Liabilities which require any work, repairs, construction or capital expenditures with respect to the Assets which have not been complied with in all material respects; and (ii) Vendor has not received written notice of any demands or notices issued by any Governmental Authority with respect to the breach of any Applicable Law relating to the Environment that are specifically applicable to the Assets or any portion thereof which remain outstanding in any material respect; (w) there are no unsatisfied judgments and no Claims in existence, and to Vendor's knowledge, contemplated or threatened against or with respect to the Assets or the interests of Vendor therein which might result in impairment or loss of the interest of Vendor in and to the Assets or which might otherwise materially adversely affect the Assets; (x) to Vendor's knowledge, there are no ROFRs applicable to the sale contemplated by this Agreement; (y) to Vendor's knowledge, there are no active area of mutual interest or area of exclusion provisions in any of the Title and Operating Documents or other agreements or documents to which the Assets are subject;

- 39 - (z) there are no Transportation, Sale and Handling Agreements applicable to the Assets that cannot be terminated on notice of thirty-one (31) days or less (without an early termination penalty or other cost); Tax Matters (aa) Vendor is not a non-resident of Canada for the purposes of section 116 of the Tax Act; (bb) Vendor is a registrant in respect of GST Subdivision (d) of Division V of Part IX of under the ETA and its GST registration number is 10152 4197 RT0001; Office Lease (cc) the Office Lease constitutes the only and the entire agreement between the Vendor and the landlord respecting the premises subject to the Office Lease and there are no other agreements or understandings between such parties relating to such premises; (dd) Vendor has provided Purchaser with true and complete copies of the Office Lease and all amendments, modifications, extensions and renewals in respect thereof; (ee) to Vendor's knowledge, the Office Lease is in good standing and full force and effect; (ff) to the knowledge of Vendor, all of the material covenants to be performed by the landlord under the Office Lease have been performed; (gg) No written notice of a violation of any covenant, restriction or easement, or of Applicable Law affecting the premises that is the subject of the Office Lease, or with respect to the use or occupancy thereof has been given to the Vendor; (hh) the interests held by Vendor as lessee pursuant to the Office Lease are free and clear of all Encumbrances other than Permitted Encumbrances; (ii) all payments required to be made by Vendor pursuant to the Office Lease have been paid and Vendor has not received notice of any default of any of its obligations under the Office Lease or of any dispute between the Vendor and the landlord under the Office Lease; [*****] (jj) [*****] (kk) [*****] (ll) [*****] (mm) [*****]

- 40 - Other Matters (nn) Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the Transaction for which Purchaser shall have any obligation or liability; (oo) Other than the Pipeline Records that are subject to Section 4.5(a), Vendor has not intentionally withheld from Purchaser any material and relevant records, books, accounts, documents, files, information, materials and filings pertaining to the ownership of the Assets, including all of the relevant Title and Operating Documents and other agreements and documents comprising the Miscellaneous Interests, that are in Vendor's possession and control as at the execution of this Agreement, for the purpose of Purchaser's due diligence review; and (pp) neither Vendor nor, to the knowledge of Vendor, any director, officer, agent, Employee or other Person authorized by it to act on behalf of Vendor: (a) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or Employee from corporate funds, directly or indirectly; (c) violated or is in violation of any applicable provision of the United States Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Official Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any other similar anti-corruption or anti-money laundering law of any jurisdiction; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case related to the Assets or the Transaction. 5.2 Limitation Regarding Vendor's Representations and Warranties (a) Except as expressly set forth in Section 5.1, Vendor makes no representation or warranty regarding: (i) itself; (ii) the accuracy or completeness of any data or information supplied by or on behalf of Vendor under this Agreement or otherwise in connection with the Transaction, including any information provided in the Data Room including data or information provided or made available to Purchaser by Vendor's representatives in the Data Room, in site visits, in management presentations, in meetings with Vendor's management or Employees or otherwise or any fact, matter, event or circumstance otherwise known by Purchaser prior to the execution of this Agreement; (iii) the Assets, including: (A) the title or interest of Vendor in and to the Assets; (B) the quality, quantity or recoverability of Petroleum Substances within or under the Lands or any lands pooled or unitized therewith;

- 41 - (C) the value of the Assets or the future cash flow therefrom, including any past, present or future Losses and Liabilities, including Environmental Liabilities, pertaining to the Assets; (D) any engineering or geological information or interpretations thereof or any economic evaluations; (E) the quality, condition, fitness for any particular purpose or merchantability of any equipment or other tangible depreciable property included in the Assets or of any of the Lands or any lands pooled or unitized therewith; or (F) the effectiveness, standing or condition of any Miscellaneous Interests; and Vendor hereby expressly negates, and Purchaser hereby waives, all other representations or warranties relating to any such Person, property, circumstance or matter, regardless of whether made directly or indirectly, in verbal, written or electronic form, by Vendor or any of its directors, officers, Employees or other personnel, consultants, agents, auditors, counsel or representatives, or implied under or arising by operation of law. (b) Those representations and warranties set forth in Section 5.1 which are not expressly given or made on Vendor's knowledge shall be deemed to have been given or made on Vendor's knowledge to the extent that they specifically apply to any Unscheduled Assets. (c) Purchaser acknowledges and confirms that, except for the representations and warranties set forth in Section 5.1, it is acquiring the Assets on an "as-is, where-is" basis and that it has performed its own due diligence and evaluations and that it has relied, and will continue to rely, upon its own due diligence and evaluations with respect to all matters pertaining to Vendor, the Assets and the Transaction. (d) If any information and materials pertaining to the Assets delivered or made available by Vendor to Purchaser pursuant to this Agreement includes any evaluations, projections, reports or interpretive or non-factual materials prepared by or for or received by Vendor, Purchaser hereby releases and discharges Vendor from any Claim and all liability to Purchaser and Purchaser's assigns and successors as a result of use or reliance upon them. Purchaser agrees that it will rely solely on its own geological and engineering interpretation analysis related thereto. 5.3 Representations and Warranties of Purchaser Purchaser hereby makes the following representations and warranties to and in favour of Vendor, and, subject to the occurrence of Closing, shall be deemed to make them again at Closing: (a) Purchaser is a corporation duly formed and existing under the laws of the Province of Alberta and registered to carry on business in the jurisdictions in which the Assets are situate;

- 42 - (b) Purchaser has all requisite power and capacity to purchase and accept the Assets in accordance with the provisions of this Agreement; (c) the execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all requisite action on the part of its directors and officers and will not result in any material violation of, be in material conflict with, or constitute a default under, the constating documents of Purchaser; (d) the execution, delivery and performance of this Agreement by Purchaser will not result in any violation of, be in conflict with or constitute a default under: (i) any term or provision of any agreement or instrument to which Purchaser is party or by which Purchaser is bound; or (ii) any Applicable Law that is specifically applicable to Purchaser; except, in either case, where such conflict or default would not adversely affect the ability of Purchaser to complete the Transaction on the basis contemplated in this Agreement; (e) this Agreement and all other agreements delivered or to be delivered by Purchaser in connection herewith constitute, or when delivered shall constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to all Applicable Law pertaining to bankruptcy, insolvency and creditors' rights and the general principles of equity; (f) other than in connection with the transfer of the Permits to Purchaser, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Purchaser of this Agreement; (g) Purchaser's use and disclosure of Personal Information: (i) prior to Closing, was solely for the purpose of determining if it shall proceed with the transactions contemplated by this Agreement, the performance of this Agreement, or the consummation of the transactions contemplated by this Agreement, and (ii) after Closing will be carried out in compliance with Applicable Law. (h) Purchaser is not a "non-Canadian" as that term is defined in the Investment Canada Act (Canada); (i) Purchaser meets all qualification requirements of and under Applicable Laws to transfer the Assets, including, without limitation, the requirements of the AER to have the Permits for the Wells and Tangibles (for which Vendor is the licensee) transferred to Purchaser (whether or not all such licenses are to be transferred to Purchaser); and to Purchaser's knowledge there is no fact or circumstance attributable to Purchaser that would prevent or delay the transfer of any Permits relating to or forming part of the Assets as contemplated in this Agreement; (j) there are no Claims, investigations, complaints or other proceedings, including appeals and applications for review, in progress or, to the knowledge of Purchaser,

- 43 - pending or threatened against or relating to Purchaser, which, if determined adversely to Purchaser, would, (i) prevent Purchaser from paying the Purchase Price to Vendor; (ii) enjoin, restrict or prohibit the transfer of all or any part of the Assets as contemplated by this Agreement; or (iii) delay, restrict or prevent Purchaser from fulfilling any of its obligations set out in this Agreement or arising from this Agreement, and Purchaser has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success; (k) Purchaser is acquiring the Assets as principal and not on behalf of any Third Party and does not have a present intention to sell the Assets directly or indirectly to any other Person nor is it acting as agent or representative for any Third Party in such respect; (l) Neither Purchaser nor, to the knowledge of Purchaser, any director, officer, agent, employee or other Person authorized by it to act on behalf of Purchaser: (a) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, directly or indirectly; (c) violated or is in violation of any applicable provision of the United States Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Official Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any other similar anti-corruption or anti-money laundering law of any jurisdiction; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case related to this Agreement or the Transaction; (m) Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the Transaction for which Vendor shall have any obligation or liability; and (n) Purchaser is a registrant in respect of GST under Subdivision (d) of Division V of Part IX of the ETA and its GST registration number is 81799 6200 RT 0001. ARTICLE 6 INDEMNIFICATION 6.1 Survival All representations, warranties and covenants contained in or made pursuant to this Agreement on the part of each of the Parties shall survive and shall not merge following any or all of the following:

- 44 - (a) the Closing; (b) the execution and delivery under this Agreement, the Specific Conveyances or other documents of title to any of the Assets; and (c) the payment of the consideration for the Assets, in each case, for the same period of time during which an obligation to indemnify exists pursuant to Section 6.2 or Section 6.6, as applicable. 6.2 Indemnification by Vendor Subject to the other provisions of this Article 6 and Article 9, following Closing, Vendor shall indemnify and save harmless Purchaser and each of its Related Persons (collectively referred to as the "Purchaser Indemnified Parties"), on an after-Tax basis, from and against all Losses and Liabilities, whether or not arising due to Third Party Claims, that any Purchaser Indemnified Party may suffer or incur, directly or indirectly, as a result of: (a) any non-fulfilment or breach of any covenant or agreement on the part of Vendor contained in or made pursuant to this Agreement; or (b) any misrepresentation or any incorrectness in or breach of any representation or warranty of Vendor contained in or made pursuant to this Agreement. 6.3 Temporal Limitations on Claims Vendor's obligations under Section 6.2 shall be subject to the following limitations: (a) subject to Section 6.3(b), the obligations of Vendor under Section 6.2 shall terminate twelve (12) months following the Closing Date, except with respect to Losses and Liabilities set forth in written notices given by a Purchaser Indemnified Party to Vendor prior to such date; and (b) the obligations of Vendor under Section 6.2 in respect of any Losses and Liabilities based on: (i) any incorrectness in or breach of the representations and warranties set out in Sections 5.1(a) through 5.1(e) (inclusive) and 5.1(nn) (collectively, the "Vendor Fundamental Representations"); (ii) Fraud by Vendor; or (iii) any breach of Vendor's obligations pursuant to Section 4.3(f) through 4.3(j) (inclusive) and 9.1; shall, subject to any limitation period under Applicable Law, survive Closing indefinitely.

- 45 - 6.4 Monetary Limitations on Indemnification (a) Vendor shall not be required to pay any amount with respect to any Claims pursuant to Section 6.2 until the aggregate of all Losses and Liabilities in respect of such Claims exceeds [*****] of the unadjusted Purchase Price (the "Threshold"). Once the total of such amounts exceeds the Threshold, Vendor shall indemnify Purchaser Indemnified Parties for all Losses and Liabilities in respect of such Claims that exceed the Threshold. (b) Vendor shall not be required to pay any amounts with respect to any Losses and Liabilities in respect of any individual Claim pursuant to Section 6.2 of less than [*****] (provided that, for this purpose, Claims based on the same action, event or course of conduct will be treated collectively as an individual Claim). (c) For Losses and Liabilities in respect of Claims pursuant to Section 6.2, Vendor's total liability shall not exceed [*****] of the unadjusted Purchase Price, except where such Claims relate to: (i) [*****] (ii) [*****] (d) The amount of any Losses and Liabilities for which indemnification is provided under this Article 6 shall be net of any: (i) amounts actually recovered by the Indemnified Party under insurance policies with respect to such Losses and Liabilities or otherwise from any Third Party (net of any Tax or expenses incurred in connection with such recovery and increase in premiums); and (ii) Tax benefits realized or reasonably expected to be realized by the Indemnified Party arising from the incurrence or payment of any such Losses and Liabilities in the Tax period in which the Indemnified Party realizes such Losses and Liabilities. 6.5 Other Limitations on Indemnification Purchaser shall not be entitled to claim that any fact, circumstance or matter constitutes a breach of Vendor's representations or warranties contained in this Agreement and Vendor shall have no obligation to indemnify Purchaser in respect of any fact, circumstance or matter to the extent that (a) Purchaser had knowledge of such fact, circumstance or matter on or before the date of this Agreement, or (b) such fact, circumstance or matter was disclosed in the Data Room. 6.6 Indemnification by Purchaser Purchaser shall indemnify and save harmless Vendor and each of its Related Persons (collectively referred to as the "Vendor Indemnified Parties"), on an after-Tax basis, from and against all Losses and Liabilities, whether or not arising due to Third Party Claims, that any Vendor Indemnified Party may suffer or incur, directly or indirectly, as a result of:

- 46 - (a) any non-fulfilment or breach of any covenant or agreement on the part of Purchaser contained in or made pursuant to this Agreement; or (b) any misrepresentation or any incorrectness in or breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement. 6.7 Temporal Limitations on Claims Purchaser's obligations under Section 6.6 shall be subject to the following limitations: (a) subject to Section 6.7(b), the obligations of Purchaser under Section 6.6 shall terminate twelve (12) months following the Closing Date, except with respect to Losses and Liabilities set forth in written notices given by a Purchaser Indemnified Party to Vendor prior to such date; and (b) the obligations of Purchaser under Section 6.6 in respect of any Losses and Liabilities based on: (i) any incorrectness in or breach of the representations and warranties set out in Sections 5.3(a) through 5.3(e) (inclusive) and 5.3(m) (collectively, the "Purchaser Fundamental Representations"); (ii) Fraud by Purchaser; or (iii) any breach of Purchaser's obligations pursuant to Section 4.3(f) through 4.3(j) (inclusive) and 9.1; shall, subject to any limitation period under Applicable Law, survive Closing indefinitely. 6.8 Future Obligations From and after Closing, Purchaser shall be liable for all Losses and Liabilities suffered, sustained, paid or incurred by Vendor or any of the other Vendor Indemnified Parties, and, in addition and as an independent covenant, shall defend, indemnify and save harmless each of Vendor Indemnified Parties from and against all Losses and Liabilities suffered, sustained, paid or incurred by it and all Claims made against it; which, in either case, arise out of any matter or thing occurring, accruing or arising on and after the Effective Time and which relates to the Assets (excluding any Losses and Liabilities or Claims that pertain to any Environmental Liabilities, which shall be dealt with under Section 6.9). Notwithstanding the foregoing in this Section 6.8, nothing in this Section 6.8 shall be construed so as to require Purchaser to be liable for or to indemnify Vendor or Vendor Indemnified Parties in connection with any such Losses and Liabilities or any such Claims to the extent arising from: (a) matters or things for which Purchaser is entitled to indemnification pursuant to Section 6.2; or (b) the gross negligence or wilful misconduct of Vendor.

- 47 - 6.9 Purchaser's Environmental Indemnity From and after Closing, Purchaser shall be liable for all Losses and Liabilities suffered, sustained, paid or incurred by Vendor or any of the other Vendor Indemnified Parties, and, in addition and as an independent covenant, shall defend, indemnify and save harmless each of Vendor Indemnified Parties from and against all Losses and Liabilities suffered, sustained, paid or incurred by it and all Claims made against it, in either case, as a result of any matter or thing arising out of, resulting from, attributable to or connected with any Environmental Liabilities whether occurring or accruing before, on or after the Effective Time, except to the extent that any such Losses and Liabilities are matters or things for which Purchaser is entitled to indemnification under Section 6.2 for a breach of a Vendor representation and warranty in Section 5.1(v). Subject to the foregoing, Purchaser hereby assumes and shall, from and after Closing, be solely responsible for all Environmental Liabilities, including all Abandonment and Reclamation Obligations, as between Vendor and Purchaser. This assumption of liability and indemnity shall apply without limit and without regard to the negligence of any of Vendor Indemnified Parties or any predecessors in interest. The Parties acknowledge that the Purchase Price has taken into account all of the Environmental Liabilities identified by Purchaser prior to the date of this Agreement, and in respect of which Purchaser provided notice to Vendor prior to the date of this Agreement and, accordingly, this assumption of liability and indemnity shall apply in respect of all of the Environmental Liabilities. Purchaser hereby waives, and acknowledges and agrees that it shall not exercise, any right or remedy against any of the Vendor Indemnified Parties in respect to any such Environmental Liabilities that Purchaser may otherwise have under Applicable Law, including any right to name any of the Vendor Indemnified Parties as a party to any Claim commenced by Purchaser or by any Third Party in which Purchaser is a party. In addition, Vendor will also retain those other rights and remedies available to it under Applicable Law, under equity or the common law or otherwise with respect to any Claim it may have against Purchaser under this Section 6.9. 6.10 Reductions and Subrogation If the amount of any Losses and Liabilities incurred by a Party at any time subsequent to the making of an indemnity payment is reduced by (a) any net Tax benefit to that Party; or (b) any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses (including Taxes) or increase in premiums arising or incurred as a result of such Losses and Liabilities), shall promptly be repaid by that Party to the other Party. Upon making a full indemnity payment, a Party shall, to the extent of such indemnity payment, be subrogated to all rights of the other Party against any Third Party in respect of the Losses and Liabilities to which the indemnity payment relates. 6.11 Tax Status and Purpose of Indemnification Payments Any payment made by Vendor pursuant to this Article 6 shall constitute a reduction of the Purchase Price and any payment made by Purchaser pursuant to Section 6.6 shall constitute an increase in the Purchase Price. For greater certainty, any such reduction of, or increase in, the Purchase Price

- 48 - shall be allocated to the Assets in accordance with Section 2.3 of the Agreement. If any payment made by the Vendor or the Purchaser pursuant to this Article 5 is deemed by the ETA to include GST, or is deemed by any applicable provincial or territorial legislation to include a similar value- added or multi-stage tax, the amount of such payment shall be increased accordingly. 6.12 Exclusive Remedy (a) Subject to Sections 4.3(i), 6.9 and 6.12(b), the rights of indemnity set forth in this Article 6 and in Section 2.3(e), 2.4, 4.7(b), 6.2, 6.6, 8.3, 8.4(c), 9.6(b) or 9.8 are the sole and exclusive remedy of each Party in respect of any misrepresentation, incorrectness in or breach of any representation or warranty, or breach of covenant, by the other Party under this Agreement but not in respect of the Contract Operating Agreement. If any Losses and Liabilities are suffered or incurred by one Party as contemplated by Section 2.3(e), 2.4, 4.7(b), 6.2, 6.6, 8.3, 8.4(c), 9.6(b) or 9.8, as applicable, and there has been a refusal by the other Party to make payment or otherwise provide satisfaction in respect of such Losses and Liabilities, then dispute resolution pursuant to Section 11.5 is the appropriate means to seek a remedy for such refusal. This Article 6 and Sections 2.3(e), 2.4, 4.7(b), 6.2, 6.6, 8.3, 8.4(c), 9.6(b) and 9.8 shall remain in full force and effect in all circumstances and shall not be terminated by any breach (fundamental, negligent or otherwise) by any Party of its representations, warranties or covenants under this Agreement or under any Closing document or by any termination or rescission of this Agreement by any Party. (b) Notwithstanding Section 6.12(a), the Parties acknowledge that the failure to comply with a covenant or obligation contained in this Agreement may give rise to irreparable injury to a Party inadequately compensable in damages. Accordingly, a Party may seek to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction or to an arbitrator in accordance with Section 11.5, without proof of actual damage. 6.13 Trustee and Agent Each Party acknowledges that the other Party is acting as trustee and agent for the other Purchaser Indemnified Parties or Vendor Indemnified Parties, as the case may be, on whose behalf and for whose benefit the indemnity in Section 6.2 or Section 6.6, as the case may be, is provided and that such other Indemnified Parties shall have the full right and entitlement to take the benefit of and enforce such indemnity notwithstanding that they may not individually be parties to this Agreement (provided, however, any claim for indemnity hereunder on behalf of a Purchaser Indemnified Party or Vendor Indemnified Party must be made and administered by a Party or its successor or permitted assign). Each Party agrees that the other Party may enforce the indemnity for and on behalf of such other Indemnified Parties and, in such event, the Party from whom indemnification is sought will not in any proceeding to enforce the indemnity by or on behalf of such other Indemnified Parties assert any defence based on the absence of authority or consideration or privity of contract and irrevocably waives the benefit of any such defence.

- 49 - 6.14 One Recovery (a) A Party shall not be entitled to double recovery for any Losses and Liabilities even though they may have resulted from the breach of more than one of the representations, warranties, agreements and covenants made by the other Party in this Agreement. (b) Vendor shall not have any liability or obligation with respect to any Claim pursuant to Section 6.2 to the extent that such matter was reflected as an adjustment to the Purchase Price in Section 2.6. 6.15 Duty to Mitigate Nothing in this Agreement shall in any way restrict or limit the general obligation at law of a Party to mitigate any Losses and Liabilities that it may suffer or incur by reason of the breach by the other Party of any representation, warranty or covenant of that other Party under this Agreement. If any Losses and Liabilities can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, a Party shall take all reasonable steps to enforce such recovery, settlement or payment. If the Indemnified Party fails to make all reasonable efforts to mitigate any Losses and Liabilities, then the Indemnifying Party shall not be required to indemnify any Indemnified Party to the extent of the Losses and Liabilities that could have been avoided if the Indemnified Party had made such efforts. 6.16 Consequential Losses Notwithstanding any other provision of this Agreement, nothing in this Agreement shall be construed so as to require a Party to be liable for, or to indemnify any other Party or such Party's respective Related Persons, in connection with any Consequential Losses other than such Consequential Losses of a Third Party (other than a Party's Affiliate) for which a Party may be liable. 6.17 Indemnification Procedures for Third Party Claims (a) In the case of Claims made by a Third Party with respect to which indemnification is sought, the Indemnified Party seeking indemnification shall give prompt notice, and in any event within 20 days, to the other Party (the "Indemnifying Party") of any such Claims made upon it including (i) a description of such Third Party Claim in reasonable detail including the sections of this Agreement which form the basis for such Claim, (ii) the actual or estimated amount of the damages that have been or will be sustained by an Indemnified Party, and (iii) reasonable supporting documentation. If the Indemnified Party fails to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but its right to indemnification will be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defence. (b) The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 10 days after receipt of the notice described in Section 6.17(a), to assume the control of the defence, compromise or settlement of the Claim,

- 50 - provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Section in respect of that Claim. (c) Upon the assumption of control of any Claim by the Indemnifying Party as set out in Section 6.17(b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate fully with such defence, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any Claim at its own expense. (d) The final determination of any Claim pursuant to this Section 6.17, including all related costs and expenses, shall be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such Claim against the Indemnifying Party. (e) If the Indemnifying Party does not assume control of a Claim as permitted in Section 6.17(b), the obligation of the Indemnifying Party to indemnify the Indemnified Party in respect of such Claim shall terminate if the Indemnified Party settles such Claim without the consent of the Indemnifying Party. (f) If any Claim made by a Third Party is of a nature that the Indemnified Party is required by Applicable Law to incur losses or make a payment to any Third Party with respect to the Claim before completion of settlement negotiations or related legal proceedings, the Indemnified Party may incur such losses or make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such Losses and Liabilities on payment. If the amount of any liability of the Indemnified Party under such Third Party Claim, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after the receipt of the difference from the Third Party, pay to the Indemnifying Party the amount of such difference, together with any interest on it paid by the Third Party to the Indemnified Party. In addition, the Indemnifying Party shall post all security required by any court, regulatory body or other authority having jurisdiction, including for purposes of enabling the Indemnifying Party to contest any Claim made by a Third Party. (g) The Indemnified Party and the Indemnifying Party shall cooperate fully with each other and shall keep each other fully advised with respect to Claims made by Third Parties (including supplying copies of all relevant documentation promptly as it becomes available).

- 51 - 6.18 Direct Claims In the case of a claim directly by the Indemnified Party against the Indemnifying Party (each, a "Direct Claim"), the Indemnifying Party shall have 60 days from receipt of notice of such Claim within which to make such investigation as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate its right to be indemnified under this Article 6, together with all such other information as the Indemnifying Party may reasonably request. If the Parties fail to agree in writing as to the damages payable, if any, in respect of such Direct Claim at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof), such Direct Claim shall be submitted for resolution in accordance with Section 11.5. Damages (or such portion thereof) arising from Direct Claims shall be paid in cash by the Indemnifying Party within twenty (20) Business Days following the earliest of (i) the date on which the Indemnifying Party provides to the Indemnified Party an express written acknowledgement of its responsibility to indemnify the Indemnified Party under Article 6 for such damages (or such portion thereof), (ii) the date on which the Indemnifying Party and Indemnified Party agree in writing as to the Indemnifying Party's responsibility to indemnify the Indemnified Party under this Article 6 for such damages (or such portion thereof), and (iii) the date on which such damages (or such portion thereof) are finally determined in accordance with Section 11.5 to be the responsibility of the Indemnifying Party under this Article 6. ARTICLE 7 [*****] ARTICLE 8 PRE-CLOSING MATTERS 8.1 Maintenance of Assets (a) During the Pre-Closing Period: (i) Vendor shall: (A) operate and maintain the Assets in all material respects, in accordance with generally accepted oil and gas industry practices and all Applicable Law pertaining to the Assets; (B) operate and maintain the Assets in all material respects, in accordance with the terms and conditions of the Title and Operating Documents included in the Miscellaneous Interests and any other agreements and documents to which the Assets are subject; (C) pay or cause to be paid all costs and expenses relating to the Assets which become due and payable during the Pre-Closing Period; (D) use commercially reasonable efforts to continue to maintain its insurance coverage in respect of the Assets that is in effect as of the date of this Agreement; and

- 52 - (E) provide Purchaser with written notice of any claim or investigation by any Third Party (including any Governmental Authority) made against Vendor after Vendor receives written notice thereof that materially affects, or would reasonably be likely to materially affect, the Assets or Purchaser following the Closing; (ii) Vendor shall not, without Purchaser's prior consent: (A) make any commitment or propose, initiate or authorize any individual expenditure with respect to the Assets that is in excess of Twenty-Five Thousand Dollars ($25,000), except in the case of an emergency, to protect the Environment, protect life or safety or preserve the Assets or title to the Assets, or to the extent required by the order or direction of a Governmental Authority; (B) terminate, amend or modify, or agree to the amendment or modification of, in any material respect, the terms or conditions of any Title and Operating Documents included in the Miscellaneous Interests or any other Material Contract; (C) enter into any new material agreement or commitment relating to the Assets for which the Purchaser will be liable following Closing; (D) sell, transfer, assign, encumber or otherwise dispose of, surrender, forfeit or abandon any of the Assets or any part thereof, create any adverse Claims against the Assets or agree to do any of the foregoing except for sales of surplus equipment, materials, supplies and inventory in the Ordinary Course of business and provided that such proceeds shall be adjusted for pursuant to Section 2.6, or agree to do any of the foregoing. (iii) For the purposes of this Section 8.1, Purchaser's consent shall be deemed to have been provided if the matters referred to in this Section 8.1 are expressly contemplated as actions Vendor is required to take pursuant to this Agreement or in respect of which Purchaser's express consent in writing has first been obtained. (iv) During the Pre-Closing Period, with respect to all matters that require the prior written consent of Purchaser, in the event of an emergency, Vendor may take such action as a prudent operator would take and shall notify Purchaser of such action promptly thereafter (together with a reasonable description of such emergency, the actions taken by Vendor with respect thereto and related matters).

- 53 - 8.2 Interim Period Notices (a) Vendor shall promptly provide Purchaser with copies of any AFEs, requests for consents, ROFRs, operations notices and other similar notices received by Vendor in connection with the Assets received by Vendor during the Pre-Closing Period. (b) Prior to the Closing Date, without the written consent of Vendor, Purchaser shall not, and shall not be entitled to, propose to Vendor, or to cause Vendor to propose to others, the conduct of any operations on the lands or the exercise of any right or option relative to the Assets. (c) Vendor shall make available to Purchaser prior to the Closing Time, during its usual business hours on Business Days, all files, documents, agreements and correspondence comprising part of the Assets which are not subject to confidentiality restrictions. 8.3 Purchaser Indemnity Insofar as Vendor complies with its obligations in Sections 8.1 and 8.2, Purchaser ratifies and confirms all actions taken, or refrained from be taken by Vendor under those Sections, and Purchaser shall indemnify and save harmless Vendor from and against all of Vendor's Losses and Liabilities arising as a consequence of Vendor's actions in compliance with the provisions of Section 8.1 or 8.2, except to the extent caused by the gross negligence or wilful misconduct of Vendor or its Related Persons. 8.4 Rights of First Refusal (a) It is the mutual understanding of the Parties that there are no rights of first refusal to which the Assets are subject and which are triggered by the sale of the Assets hereunder. (b) From and after Closing the Parties shall cooperate and shall take all steps required to comply with any ROFRs identified after Closing in accordance with the terms thereof. Purchaser shall be entitled to receive all proceeds payable by the holders of any such ROFRs exercised after Closing and there will be no adjustment to the Purchase Price as a consequence of the identification of any such ROFRs or the exercise thereof after Closing. (c) Purchaser shall be liable for all Losses and Liabilities suffered, sustained, paid or incurred by Vendor or any of Vendor's Related Persons, and, in addition and as an independent covenant, shall indemnify Vendor and each of Vendor's Related Persons from and against, all Losses and Liabilities suffered, sustained, paid or incurred by it and all Claims made against it, in either case, as a consequence of any failure by Purchaser to comply with the terms of any ROFR identified after Closing and any allocation of value used by Purchaser in the issuance of a notice in respect of a ROFR identified after Closing.

- 54 - ARTICLE 9 POST-CLOSING MATTERS 9.1 Post-Closing Matters (a) Subject, in all cases, to the terms and conditions of the Contract Operating Agreement, following Closing, to the extent that Purchaser must be recognized under the Title and Operating Documents, Other Agreements or any Permits or otherwise must be novated into, recognized as a party to, or otherwise accepted as assignee or transferee of Vendor's interest in the Assets or certain of them: (i) Vendor shall hold legal title to the Assets as bare trustee for Purchaser until all necessary notifications, registrations and other similar steps have been completed to so recognize Purchaser; (ii) to the extent required by Applicable Law, Vendor shall, at Purchaser's sole cost and expense, remain operator of the applicable Assets on behalf of Purchaser as its agent until the later of: (A) the date of completion of the License Transfers; and (B) the date on which Purchaser is so novated, recognized or otherwise accepted; and Vendor shall act as Purchaser's agent with respect to communications with any Governmental Authority in respect of such Assets as Purchaser reasonably and lawfully directs; provided however, that Purchaser shall be, as provided in the Contract Operating Agreement, effective as of the Closing Time, appointed Vendor's contract operator with authority and control over the operation and maintenance of the applicable Assets, at Purchaser's sole risk and expense; (iii) Vendor shall not initiate or authorize any operations with respect to the applicable Assets, except upon the written direction of Purchaser or if Vendor reasonably determines that such operations are required for the protection of life or property, in which case Vendor may take any actions that it reasonably determines are required in the circumstances, provided that, in such latter case Vendor shall promptly notify Purchaser of such actions and Vendor's estimate of the costs and expenses associated therewith; (iv) Subject to the provisions of any applicable Title and Operating Document or Other Agreement, Purchaser shall be entitled to initiate and authorize any operations with respect to the Assets provided that all costs associated therewith shall be for Purchaser's account and, in that regard, Purchaser shall be liable for all Losses and Liabilities suffered, sustained, paid or incurred by Vendor, and, in addition and as an independent covenant, shall defend, indemnify and keep harmless Vendor from and against all Losses and Liabilities suffered, sustained, paid or incurred by it and all Claims made against it, in either case, as a consequence of Purchaser having so initiated or authorized any such operations; (v) Should Vendor receive any revenues, proceeds and other benefits and derived from the Assets (excluding any such revenues, proceeds or benefits

- 55 - that relate to matters arising prior to the Effective Time) it shall deliver the same to Purchaser as soon as is reasonably practicable, and not more than fifteen (15) days following its receipt thereof, less the share of the applicable Crown or lessor royalties, operating costs, treating, processing and transportation expenses and any other costs and expenses directly associated with the Assets and the Petroleum Substances produced therefrom or allocated thereto that have been paid by Vendor, and less any out-of-pocket costs and expenses paid or incurred by Vendor in the discharge of its duties and obligations pursuant to this Section 9.1 and (vi) Vendor shall forward to Purchaser all AFEs, notices, mail ballots, specific information and other documents Vendor receives respecting the applicable Assets and to the extent that a Title and Operating Document or Other Agreement (vii) contemplates or requires a response from Vendor, Vendor will provide such response pursuant to the written instruction of Purchaser, provided that such instruction is provided by Purchaser to Vendor in a timely manner. (b) As full reimbursement for the costs and expenses incurred by Vendor in connection with the internal administration costs (including personnel and overhead costs) arising as a result of the application of Section 9.1(a): (i) commencing on the first day of the month immediately following Closing, if the License Transfers have not been completed in respect of all AER Permits pertaining to the Wells, facilities and pipelines listed in Schedule A, Purchaser shall pay to Vendor, upon issuance of an invoice, a monthly fee of Twenty‑Five Thousand Dollars ($25,000) for the administration of the applicable Assets, which fee shall continue until all such License Transfers have been completed and Vendor has been released from any and all obligations in respect thereof; and (ii) applicable Taxes shall be payable on the amounts described in Section 9.1(b)(i), and each dollar amount set out therein shall, commencing on January 1, 2027 and on the first day of each year thereafter, increase by the year‑over‑year percentage increase in the Consumer Price Index (Alberta, All‑Items) as published by Statistics Canada. (c) Purchaser does hereby and shall ratify all actions taken by Vendor or refrained to be taken by Vendor pursuant to the terms of this Section 9.1 in such capacity, with the intention that all such actions shall be for all purposes deemed to be those of Purchaser. (d) If Vendor participates in any operations or exercises rights or options in respect to any Assets as the agent of Purchaser pursuant to this Section 9.1, then Vendor may require Purchaser to secure the costs to be incurred by Vendor on behalf of Purchaser in respect to such operations or pursuant to such election in such manner as may be reasonably appropriate in the circumstances.

- 56 - (e) For so long as Section 9.1(a) is applicable, Purchaser shall, at its own cost, effect and maintain in full force and effect, insurance policies with reputable and financially sound insurers on terms and with limits of indemnity consistent with good industry practice and sufficient to cover the risks arising out of or in connection with the Assets and the operation thereof. 9.2 Lease Rental Payments and Other Transitional Services Subject to Sections 9.2(f), 9.2(g) and 9.2(h), unless otherwise directed by Purchaser: (a) Vendor shall pay on behalf of Purchaser all rentals and shut-in royalty payments for (i) Crown mineral and surface leases which are due and payable on or before the last day of the month following the month in which the License Transfer occurs, and (ii) freehold mineral and surface leases which are due and payable on or before the last day of the month following the month in which the License Transfer occurs. (b) Vendor will be responsible for, and shall perform, production accounting services in respect of the Assets for all periods up to and including the production month in which the License Transfer occurs. Purchaser shall be responsible for production accounting after such date. (c) Vendor will be responsible for marketing all production from the Assets to the last day of the production month in which the License Transfer occurs. Vendor shall be entitled to market all such production in accordance with its current marketing policies and agreements pertaining to the Assets, if any. Purchaser shall be responsible for marketing of production after such date. (d) Vendor will be responsible for, and shall perform, for all periods up to and including the production month in which the License Transfer occurs, all accounting services in respect of the Assets, including, without limitation: (i) maintaining the books and records; and (ii) paying and recording all revenues and expenses, including, without limitation, joint‑interest billings, capital expenditures, operating costs, royalties, property taxes, proceeds from the sale of production, gas cost allowances (or similar cost allowances), and other amounts, in JV Nexus, in a reasonably timely manner and in accordance with Purchaser's schedule, which schedule shall be provided at or shortly after Closing. (e) In addition, Vendor shall: (i) maintain the JV Nexus licence and provide Purchaser with access to the accounting records effective as of Closing, for a period of two (2) months following the production month in which the License Transfer occurs; (ii) maintain the PetroNet licence and provide Purchaser with access to the production accounting records effective as of Closing, for a period of two

- 57 - (2) months following the production month in which the License Transfer occurs; and (iii) maintain the EnergyLink licence and provide Purchaser with access to the accounting records effective as of Closing, for a period of two (2) months following the production month in which the License Transfer occurs. (f) Unless otherwise agreed between the Parties, Vendor's obligations under 9.2(a) through 9.2(e) (inclusive) shall expire on April 30, 2026 (the "End Date"). Vendor shall not be liable to Purchaser for any breach under this Section 9.2 unless it fails to use commercially reasonable efforts to provide the services described herein and for clarity this Section 9.2 is further subject to Section 9.6. [*****] (g) Before and after Closing, Purchaser shall use all reasonable efforts to have the necessary accounts, login credentials and other information transferred to Purchaser and take such other steps as required so it may perform the activities itself described in this Section 9.2 as soon as practicable after Closing and no later than the End Date. Purchaser shall be liable for all Losses and Liabilities suffered, sustained, paid or incurred by Vendor or any of Vendor's Related Persons, and, in addition and as an independent covenant, shall defend, indemnify and save harmless Vendor and each of Vendor's Related Persons from and against all Losses and Liabilities suffered, sustained, paid or incurred by it and all Claims made against it, in either case, in connection with Purchaser's failure to assume the Transition Services by the End Date. Such Losses and Liabilities shall include any additional employee costs, including for wages, benefits and any additional or increased severance incurred by Vendor as a result of having to provide the Transition Services after such date if Vendor reasonably determines it is prudent, or is required to do so to comply with Applicable Law or the Title and Operating Documents. (h) Purchaser acknowledges that Vendor's ability to perform the Transition Services may require Vendor to have access to the Assets (including the ability to perform under the Other Agreements) in a timely manner and in appropriate formats. Purchaser shall use commercially reasonable efforts to ensure such access is made available to Vendor, to the extent reasonably necessary for Vendor to perform the applicable Transition Services. Notwithstanding the foregoing, Vendor shall not be liable for any failure to perform any Transition Services to the extent attributable to: (i) Purchaser's failure to provide such access to the Assets that is expressly and specifically required for that particular Transition Service; or (ii) Vendor's inability to perform its obligations under, or receive the benefits of, any of the Other Agreements in a manner consistent with past practice prior to Closing. 9.3 Delivery of Title and Operating Documents and Miscellaneous Interests Within ten (10) Business Days after Closing or any other day as Vendor and Purchaser may agree, Vendor shall, at Purchaser's expense, deliver or cause to be delivered to Purchaser the Title and Operating Documents and such other agreements and documents to which the Assets are subject, the original copies of those contracts, agreements, records, books, documents, licenses, reports and data comprising Miscellaneous Interests which are in the possession and control of Vendor, to the extent they are in physical form. In the case of Vendor's electronic well files, Vendor shall make a digital version of such files available to Purchaser within such time period. Notwithstanding the foregoing in this Section:

- 58 - (a) if and to the extent any such materials also pertain to assets or interests other than the Assets, photocopies or other copies of such materials may be provided to Purchaser in lieu of original copies; and (b) to the extent that there are any pending or threatened Claims, audits or other matters involving or relating to the Assets that pertain to the period prior to the Effective Time, Vendor, at its own cost, may make and retain copies of the relevant portions of such materials. 9.4 Access to Books and Records Purchaser shall, to the extent such books and records remain in Purchaser's possession or control, and subject to Purchaser's normal document retention policy, make any books and records forming part of the Assets or transferred to Purchaser in connection therewith, available to Vendor or its Affiliate on a timely basis, as may be reasonably requested by Vendor in connection with or relating to any audit, inquiries, investigations, proceedings of or before any Governmental Authority with jurisdiction over Vendor or its Affiliate or any of Vendor's or its Affiliates' reporting obligations under any Applicable Law. Notwithstanding the foregoing, Purchaser shall not be obligated to provide such to the extent that doing so would (a) violate Applicable Law, (b) violate an obligation of confidentiality owing to a Third Party, or (c) jeopardize the protection of a solicitor-client privilege, nor (d) where Vendor's request that such record be made available is in connection with, related to or arising from any dispute between Vendor and Purchaser, except to the extent and in the manner that Purchaser is compelled to do so under Applicable Law. Purchaser shall provide Vendor and its professional advisors with reasonable cooperation and assistance in connection with Vendor's or its Affiliates year-end financial reporting or audit obligations for the financial period that includes any time prior to Closing or any other reporting obligations of Vendor or its Affiliates under Applicable Law, to the extent relating to the Assets or their operation prior to Closing and subject to the foregoing limitations. 9.5 Removal of Vendor's Marks For the avoidance of doubt, Purchaser is not purchasing or acquiring any right, title or interest in any trade-marks, logos, service marks, brand names, domain names or trade, corporate or business names containing or employing the name "VAALCO", "VAALCO Energy", or any part or variation of any of them, or any trade-marks, logos, service marks, brand names, domain names or trade, corporate or business names confusingly or misleadingly similar to them (collectively, "Vendor's Marks"). Purchaser shall not refer to the business being purchased under a name that is the same as, or confusingly or misleadingly similar to, any of Vendor's Marks. To the extent that any of Vendor's Marks are used in the conduct of the business being purchased on any materials constituting Assets, including any signs located near any Wells or Tangibles, any stationery, signage, invoices, receipts, forms, packaging, advertising, promotional materials, product, training and service literature and materials, software or like materials at the Closing Date, Purchaser shall, and shall cause its Affiliates to, cease to use, remove, strike over or otherwise obliterate all Vendor's Marks from all such materials no later than the date that is thirty (30) days from the Closing Date. If Purchaser fails to remove Vendor's Marks from such any signs or to remove such other items in respect to any such Wells or Tangibles within such period, then Vendor shall have the right, but not the obligation, to remove same and Purchaser shall reimburse Vendor for all reasonable costs incurred by Vendor in doing so.

- 59 - 9.6 Limitation of Liability for Post-Closing Operations (a) Vendor and Vendor's Related Persons shall have no liability for any Losses and Liabilities paid, incurred or suffered by Purchaser or any of Purchaser's Related Persons or any Claims made against any of them relating to any operation or maintenance of the Assets after Closing or the discharge by Vendor of its obligations pursuant to the other provisions of this Article 9, except to the extent that any such Losses and Liabilities or any such Claims arise as a direct consequence of the gross negligence or wilful misconduct of Vendor or any of Vendor's Related Persons, provided that in no event shall Vendor be liable to Purchaser or Purchaser's Related Persons for any Consequential Losses relating to such operation or maintenance of the Assets. (b) Purchaser shall be liable for all Losses and Liabilities suffered, sustained, paid or incurred by Vendor or any of Vendor's Related Persons, and, in addition and as an independent covenant, shall defend, indemnify and save harmless Vendor and each of Vendor's Related Persons from and against all Losses and Liabilities suffered, sustained, paid or incurred by it and all Claims made against it, in either case, as a result of any actions taken or operations conducted in accordance with the other provisions of this Article 9, except to the extent arising as a direct consequence of the gross negligence or wilful misconduct of Vendor or any of Vendor's Related Persons. 9.7 Purchaser Guarantor (a) Purchaser Guarantor unconditionally and irrevocably guarantees to Vendor the full and timely performance of all covenants and obligations of Purchaser contained in Sections 4.3(f), 4.3(g), 4.3(h), 4.3(i), 9.1 and 9.6 of this Agreement (collectively, the "Guaranteed Obligations"). Purchaser Guarantor's obligations under this Agreement are principal obligations and are not ancillary or collateral to any other right or obligation under this Agreement. Vendor shall not be required to (and Purchaser Guarantor waives any requirement that Vendor must) make presentment, protest or demand for performance to, or otherwise proceed or take action against, Purchaser before Vendor shall be entitled to directly enforce any of the Guaranteed Obligations against Purchaser Guarantor. Purchaser Guarantor further waives, to the fullest extent permitted by Applicable Law, any defences or benefits that may be derived from or afforded by Applicable Law that limit the liability or exonerate guarantors or sureties. Purchaser Guarantor understands and acknowledges that Vendor has specifically relied on this guaranty in entering into this Agreement. (b) Purchaser Guarantor represents and warrants to Vendor as follows: (i) Purchaser Guarantor is duly organized, validly existing and in good standing under the laws of Alberta and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder; (ii) the execution and delivery by Purchaser Guarantor of this Agreement and the performance by Purchaser Guarantor of its obligations under this Agreement have been duly authorized by all requisite action on the part of Purchaser Guarantor; (iii) this Agreement has been duly executed and delivered by Purchaser Guarantor, and this Agreement constitutes a legal, valid and binding obligation of Purchaser Guarantor, enforceable against it in accordance

- 60 - with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Applicable Law affecting the enforcement of creditors' rights generally, and by general equitable principles; (iv) Purchaser Guarantor's execution and delivery of this Agreement and performance of this guaranty will not (A) contravene any provision of Purchaser Guarantor's articles of incorporation or by- laws (or similar organizational documents), (B) violate any Applicable Law or order of any Governmental Authority applicable to Purchaser Guarantor or (C) conflict with, result in a breach of, or constitute a default under, or result in the acceleration of any obligation or loss of any benefits under, any agreement, contract or other instrument to which Purchaser Guarantor is a party; and (v) Purchaser Guarantor has and will continue to have sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Guaranteed Obligations. 9.8 Office Lease and Other Agreements [*****] ARTICLE 10 DUE DILIGENCE REVIEW 10.1 Due Diligence Purchaser acknowledges that it has, prior to the execution hereof, been given an opportunity to: (a) review Vendor's title to the Assets; and (b) conduct an environmental review of the Assets; and that it has satisfied itself in regard to both Vendor's title to the Assets and all environmental matters relating to the Assets, including any past, present or future Environmental Liabilities. Purchaser expressly waives all defects relating either to Vendor's title to the Assets or to environmental matters relating to the Assets, whether disclosed by Purchaser's review or otherwise. However, nothing in this Section shall be a waiver by Purchaser of any matters in respect of which it is entitled to indemnification as a result of a breach of the representations and warranties set out in Sections 5.1(g) and 5.1(v). ARTICLE 11 GENERAL 11.1 Disclosure Letter Any matter, information or item disclosed in the Disclosure Letter in reference to any specific representations, warranty or covenant or Schedule, shall be deemed to have been disclosed for all purposes of this Agreement in response to every other representation, warranty or covenant in this Agreement, notwithstanding any cross-references (which are included solely as a matter of convenience) or lack of a Disclosure Letter Schedule reference in any representation, warranty or covenant. Information reflected in the Disclosure Letter is not necessarily limited to matters

- 61 - required by this Agreement to be reflected in the Disclosure Letter. Such additional information is set forth for informational purposes and does not necessarily include other matters of a similar nature. Disclosure of such additional information will not be deemed to constitute an acknowledgement that such information is required to be disclosed, and disclosure of such information will not be deemed to enlarge, enhance or broaden any of the representations, warranties or covenants in this Agreement or otherwise alter in any way the terms of this Agreement. The inclusion of any matter, information or item in the Disclosure Letter relating to any possible breach of any contracts, licences, permits, authorizations, or Applicable Law shall not be construed as an admission or indication that such breach or violation exists or has actually occurred, and nothing in the Disclosure Letter shall be deemed to constitute an admission of any liability or obligation by Vendor to any Third Party or shall confer or give to any Third Party any remedy, claim, liability, reimbursement, cause of action or other right. Further, the inclusion of any matter, information or item in the Disclosure Letter shall not imply that any such matter, information or item is material or creates any standard of materiality (including any material adverse effect) for the purposes of this Agreement or a standard for what is or is not business in the Ordinary Course or consistent with past practice. The contents of the Disclosure Letter are hereby incorporated into this Agreement and hereby made a part hereof as if set out in full in this Agreement. 11.2 Further Assurances Each Party will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. 11.3 Entire Agreement (a) The provisions contained in all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. (b) This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties relating to the subject matter of this Agreement and expresses the entire agreement of the Parties with respect to the subject matter of this Agreement. 11.4 Governing Law This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and the laws of Canada applicable therein and shall, in every regard, be treated as a contract made in the Province of Alberta. 11.5 Dispute Resolution Any controversy or dispute arising out of or relating to this Agreement, including its negotiation, validity, existence, breach, termination, construction or application, or the rights, duties or obligations of any Party, shall be referred to and determined by arbitration before a single arbitrator in accordance with the Arbitration Act, RSA 2000, c A-43 (Alberta) and the procedures set out in Schedule D to this Agreement.

- 62 - 11.6 Assignment; Enurement This Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns. 11.7 Time of Essence Time shall be of the essence in this Agreement. 11.8 Expenses Except as otherwise provided in this Agreement, each Party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisors) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. In particular, Vendor shall be responsible for any fees and expenses of any broker or investment advisor retained in connection with the sale of the Assets and such fees and expenses shall not constitute an obligation of Purchaser. 11.9 Notices Any notice or other communication required, permitted or contemplated under this Agreement shall be in writing and will be either personally delivered or sent by email or functionally equivalent method of recorded communication, charges prepaid, to the intended recipient at its address as follows: Vendor: [*****] Purchaser or Purchaser Guarantor: [*****] or at any other address as any Party may at any time advise the other by notice made in accordance with this Section 11.9. Notice shall be deemed to be given: (a) if by personal delivery or courier service on a Party at the address of such Party set out above, on the date of delivery if such delivery takes place prior to 5:00 p.m. on a Business Day. If the actual delivery of such notice occurs after 5:00 p.m. on a Business Day or on a day that is not a Business Day, then such notice shall be deemed to have been received on the first (1st) Business Day following the date on which such actual delivery was made; or (b) if by email or functionally equivalent method of recorded communication to the email of such Party set out above, when received if such transmission and receipt are completed prior to 5:00 p.m. on a Business Day. If such transmission and receipt are completed after 5:00 p.m. on a Business Day or on a day that is not a Business Day, then such notice shall be deemed to have been received on the first (1st)

- 63 - Business Day following the date on which such transmission and receipt were completed. 11.10 Invalidity of Provisions In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby. 11.11 Waiver No failure on the part of any Party in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by other Applicable Law or otherwise conferred. No waiver of any provision of this Agreement, including this Section 11.11, shall be effective otherwise than by an instrument in writing dated subsequent to the date of this Agreement, executed by a duly authorized representative of the Party making such waiver. 11.12 Survival; No Merger The respective representations, warranties, covenants and indemnities of the Parties contained in this Agreement, including all qualifications thereof and limitations thereon, shall not be merged in any assignments, conveyances, transfers and other documents provided for under this Agreement and shall survive Closing to the extent provided in the respective terms thereof. 11.13 Amendment This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date of this Agreement, executed by a duly authorized representative of each Party. 11.14 Public Announcements (a) Except as otherwise permitted herein, neither Party will make any press release or other public disclosure respecting the existence of this Agreement, the contents hereof or the Transaction contemplated hereby without the consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided however, the foregoing shall not restrict any press release or other public disclosures by any Party or its Affiliates to the extent that such press release or other public disclosure is required by Securities Laws or other Applicable Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates. A Party that proposes to make such a press release or other public disclosure shall, to the extent reasonably possible, provide the other Party with a draft of that release or other public disclosure at least twenty-four (24) hours prior to its release to enable the other Party to review that draft and advise of any comments it may have with respect thereto.

- 64 - (b) Each Party shall promptly furnish to the other all information concerning it and the Assets (the "Party Information") as may be requested by such Party or its Affiliate and required pursuant to Securities Laws for inclusion in such disclosure as such Party or its Affiliate is required to prepare in accordance with Securities Laws (the "Disclosure Documents"). (c) Notwithstanding any other provision of this Agreement or the Confidentiality Agreement, each Party hereby consents to the disclosure by the other Party or its Affiliate in any Disclosure Document, the issuance and form of which is subject to or prescribed, and the requirement to file which is triggered by this Agreement or the Transaction, by Securities Laws or the rules or requests of applicable stock exchanges of a description of the Assets, this Agreement and the Transaction, including such Party Information as may be required by Securities Laws or the rules or requests of applicable stock exchanges to be included in any Disclosure Document, provided that, to the extent reasonably possible, each Party shall provide the other with a draft of any Disclosure Document at least twenty-four (24) hours prior to its release or filing to enable the non-disclosing Party to review that draft and advise of any comments it may have with respect to the non-disclosing Party, its Affiliates or their affairs or in respect of the Party Information included therein. (d) Each Party acknowledges and agrees that any or all of the Disclosure Documents may be filed by a Party or its Affiliate with various Securities Regulators in accordance with Securities Laws and, if so filed, will be publicly available on SEDAR+ or the Electronic Data Gathering, Analysis, and Retrieval (EDGAR). (e) The Parties acknowledge that the other Party or its Affiliate may be required to file this Agreement on SEDAR+ or EDGAR, in which case the Parties agree to consult with one another regarding the redaction of competitively-sensitive information or other permitted redactions under Securities Laws from the filed copy of this Agreement. (f) Vendor, Purchaser and Purchaser Guarantor agree and acknowledge that the provision of Party Information to a Party pursuant to this Agreement is made for the sole purpose of allowing a Party or its Affiliate to prepare and file the Disclosure Documents, and the provision of Party Information shall not be deemed to result in any representation or warranty, or form the basis for any other Claim or liability, of the disclosing Party to any other Party. 11.15 No Liability of Debt Financing Source Notwithstanding anything to the contrary in this Agreement, it is hereby acknowledged and agreed that Vendor shall not, nor shall any of its Affiliates, be entitled to directly or indirectly seek any remedy, including specific performance or any other equitable remedy, against any Debt Financing Source and Vendor shall not, and shall cause its Affiliates not to, commence or support, directly or indirectly, any proceeding of any kind or nature against any Debt Financing Source in any way related to this Agreement or the transactions contemplated hereby, whether in law or equity, in contract, in tort or otherwise. Each Party agrees that no amendment or waiver of this Section 11.15 (including the defined terms used herein) shall be effective to the extent that such amendment or waiver is adverse to any Debt Financing Source. Without limiting the generality of the foregoing,

- 65 - no Debt Financing Source shall be subject to any damages (whether special, consequential, punitive or indirect) to Vendor or any of its Affiliates in respect of a claim under this Agreement, any agreement between Purchaser and a Debt Financing Source, or the performance thereof. The Parties agree that the Debt Financing Sources are express third party beneficiaries of, and may enforce, the provisions of this Section 11.15. 11.16 Counterpart Execution This Agreement may be executed electronically (including DocuSign) and in any number of counterparts with the same effect as if all signatories to the counterparts had signed one document. All such counterparts shall together constitute and be construed as one instrument. For avoidance of doubt, a signed counterpart provided by way of facsimile transmission or other electronic means shall be as binding upon the Parties as an originally signed counterpart. Each Party shall deliver to the other an original wet-ink signature page to this Agreement within three (3) Business Days of Closing. (Execution Page Follows)

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written. VAALCO ENERGY CANADA, INC. PETRUS RESOURCES CORP. Per: /s/ George Maxwell Per: /s/ Ken Gray Name: George Maxwell Title: Chief Executive Officer Name: Ken Gray Title: President & CEO PETRUS RESOURCES LTD. Per: /s/ Ken Gray Name: Ken Gray Title: President & CEO This is the Execution Page for the Agreement of Purchase and Sale Between VAALCO Energy Canada, Inc., Petrus Resources Corp., and Petrus Resources Ltd. (solely for the purposes of Section 9.7)

The Following Comprises Schedule A attached to and Forming Part of an Agreement of Purchase and Sale made as of February 4, 2026 between VAALCO Energy Canada, Inc., as Vendor, Petrus Resources Corp., as Purchaser, and Petrus Resources Ltd. as Purchaser Guarantor Part 1 Lands and Petroleum and Natural Gas Rights [*****] Part 2 Wells, Facilities and Pipelines [*****] Part 3 Motor Vehicles [*****]

The Following Comprises Schedule B attached to and Forming Part of an Agreement of Purchase and Sale made as of February 4, 2026 between VAALCO Energy Canada, Inc., as Vendor, Petrus Resources Corp., as Purchaser, and Petrus Resources Ltd. as Purchaser Guarantor. EXCLUDED ASSETS [*****]

The Following Comprises Schedule C attached to and Forming Part of an Agreement of Purchase and Sale made as of February 4, 2026 between VAALCO Energy Canada, Inc., as Vendor, Petrus Resources Corp., as Purchaser, and Petrus Resources Ltd. as Purchaser Guarantor. WHITEMAP AREA [*****]

The Following Comprises Schedule D attached to and Forming Part of an Agreement of Purchase and Sale made as of February 4, 2026 between VAALCO Energy Canada, Inc., as Vendor, Petrus Resources Corp., as Purchaser, and Petrus Resources Ltd. as Purchaser Guarantor. ARBITRATION PROCEDURES [*****]

The Following Comprises Schedule E attached to and Forming Part of an Agreement of Purchase and Sale made as of February 4, 2026 between VAALCO Energy Canada, Inc., as Vendor, Petrus Resources Corp., as Purchaser, and Petrus Resources Ltd. as Purchaser Guarantor. FORM OF GENERAL CONVEYANCE [*****]